    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              NGE RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

           NEW YORK                           6719                          14-1798693
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                            ------------------------

                               ONE COMMERCE PLAZA
                             SUITE 2006A-20TH FLOOR
                             ALBANY, NEW YORK 12260
                    (Address of principal executive offices)
                                 (518) 434-3014
              (Registrant's telephone number including area code)
                            ------------------------

               DANIEL W. FARLEY                                LEONARD BLUM, ESQ.
                   SECRETARY                                 HUBER LAWRENCE & ABELL
              NGE RESOURCES, INC.                               605 THIRD AVENUE
              ONE COMMERCE PLAZA                            NEW YORK, NEW YORK 10158
            SUITE 2006A-20TH FLOOR                               (212) 682-6200
            ALBANY, NEW YORK 12260
                (518) 434-3014

         (Names, addresses and telephone numbers of agents for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED            PROPOSED
                                                       AMOUNT             MAXIMUM            MAXIMUM            AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES                TO BE         OFFERING PRICE        AGGREGATE         REGISTRATION
                TO BE REGISTERED                    REGISTERED(1)       PER UNIT(2)     OFFERING PRICE(2)          FEE
Common Stock, Par Value $5 per share............     76,000,000           $26.907         $2,044,932,000        $619,676

(1) This Registration Statement covers a number of shares of Common Stock of NGE Resources, Inc. to be issued in the share exchange described herein (the "Share Exchange") and to be issued in lieu of shares of common stock of New York State Electric & Gas Corporation ("NYSEG") pursuant to NYSEG's 1997 Stock Option Plan, Employees' Stock Purchase Plan, Tax Deferred Savings Plan for Salaried Employees, Tax Deferred Savings Plan for Hourly Paid Employees and Dividend Reinvestment and Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the per share market value of the shares of common stock of NYSEG, which is the average of the reported high and low sales prices of a share of common stock of NYSEG on the New York Stock Exchange, Inc. Composite Tape on October 10, 1997.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                                ITHACA, NEW YORK

                              -------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD

                              -------------------

To the Holders of Common Stock and Preferred Stock of
New York State Electric & Gas Corporation:

    The holders of Common Stock of New York State Electric & Gas Corporation ("NYSEG") are cordially invited to attend the Special Meeting of Stockholders of
NYSEG which will be held at                         , New York, on
                at 10:30 A.M. (Eastern Daylight Saving Time). The meeting is being held to consider and approve an Agreement and Plan of Share Exchange pursuant to which NYSEG will reorganize its corporate structure and as a result NGE Resources, Inc., a New York corporation formed by NYSEG, will become the parent company of NYSEG, and for the transaction of any other business properly brought before the meeting or any adjournment thereof.

    Holders of record of NYSEG Common Stock at the close of business on will be entitled to notice of and to vote at the meeting. Holders of record of NYSEG Preferred Stock at the close of business on will be entitled to notice of the meeting. The vote of the holders of NYSEG Preferred Stock is not required in connection with the proposed Agreement and Plan of Share Exchange.

    The Board of Directors requests NYSEG Common Stockholders to mark, sign and date the accompanying form of proxy and return it in the enclosed envelope, whether or not such holders expect to be present at the Special Meeting. The proxy is revocable by such holders at any time before the exercise thereof, and the giving of such proxy will not affect such holders' rights to vote in person, if such holders attend the Special Meeting.

    NYSEG COMMON STOCKHOLDERS WHO DISSENT MAY EXERCISE THEIR APPRAISAL RIGHTS BY STRICTLY COMPLYING WITH THE REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK.

                             By Order of the Board of Directors,

                                                    DANIEL W. FARLEY
                                                    VICE PRESIDENT AND SECRETARY

Dated:                  , 1997

  Please mark, sign and date the enclosed proxy and return it in the envelope enclosed for your convenience.

                 SUBJECT TO COMPLETION, DATED OCTOBER 16, 1997

                                PROXY STATEMENT

                                      FOR
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

                                   PROSPECTUS
                                      FOR

                              NGE RESOURCES, INC.
                                  COMMON STOCK

    This Proxy Statement and Prospectus contains both a Proxy Statement for a Special Meeting of Stockholders of New York State Electric & Gas Corporation
("NYSEG"), a New York corporation, to be held on                     (the
"Special Meeting") and a Prospectus of NGE Resources, Inc. ("HoldCo"), a New York corporation, relating to the issuance of up to 76,000,000 shares of common stock, par value $5 per share, of HoldCo (the "HoldCo Common Stock"), upon the consummation of, and subsequent to the proposed formation of, a holding company structure for NYSEG as described herein. The name "NGE Resources, Inc." may be changed prior to the effective time of the Share Exchange (as hereinafter defined) at the discretion of the Board of Directors and without further action by the holders of NYSEG Common Stock. NYSEG and HoldCo are collectively referred to herein as the "Company."

    We propose to reorganize NYSEG's current operations by forming a holding company structure pursuant to an Agreement and Plan of Share Exchange (the "Plan of Exchange"), a copy of which is attached hereto as Exhibit A. Under the Plan of Exchange, all of the outstanding shares of NYSEG's common stock (the "NYSEG Common Stock") will be exchanged on a share-for-share basis for HoldCo Common Stock (the "Share Exchange"). The shares of HoldCo Common Stock held by NYSEG immediately prior to the Share Exchange will be canceled. After the Share Exchange, each person who owned NYSEG Common Stock immediately prior to the Share Exchange (other than those NYSEG Common Stockholders who properly exercise their appraisal rights) will own a corresponding number of shares and percentage of the outstanding HoldCo Common Stock, and HoldCo will own all of the outstanding shares of NYSEG Common Stock. See "The Restructuring--Terms of the Restructuring." Our proposed holding company restructuring includes certain additional aspects which may be important to you. See "The Restructuring--Terms of the Restructuring" and "--Present Businesses."

    IF THE SHARE EXCHANGE IS IMPLEMENTED, YOU NEED NOT SURRENDER YOUR NYSEG STOCK CERTIFICATES FOR STOCK CERTIFICATES OF HOLDCO. SEE "THE RESTRUCTURING--EXCHANGE OF STOCK CERTIFICATES."
                            ------------------------
   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THE ACCURACY OR
      ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The principal executive offices of NYSEG and HoldCo are located at Ithaca-Dryden Road, Ithaca, New York, 14851, telephone number (607) 347-4131, and One Commerce Plaza, Suite 2006A-20th Floor, Albany, New York, 12260, telephone number (518) 434-3014, respectively. This Proxy Statement and Prospectus and the accompanying Proxy, solicited on behalf of the Board of Directors of NYSEG, were first released to the holders of NYSEG Common Stock on
or about         , 1997.

       The date of this Proxy Statement and Prospectus is         , 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           4
Forward Looking Statements.................................................................................           4
Incorporation of Certain Documents by Reference............................................................           5
Questions and Answers and Summary..........................................................................           6
Risk Factors...............................................................................................           9
Recent Developments........................................................................................          11
Information About the Special Meeting......................................................................          12
    Outstanding Voting Securities and Voting Rights........................................................          12
    Security Ownership of Management.......................................................................          13
The Restructuring..........................................................................................          14
    Terms of the Restructuring.............................................................................          14
    Recommendation of the Board of Directors...............................................................          15
    Present Businesses.....................................................................................          17
        NYSEG..............................................................................................          17
        Current Corporate Structure........................................................................          17
        HoldCo.............................................................................................          17
        Holding Company Structure..........................................................................          18
    Reasons for Restructuring..............................................................................          18
        General............................................................................................          18
        The Regulatory Framework...........................................................................          18
        The Restructuring Agreement........................................................................          20
        Benefits of a Holding Company Structure............................................................          25
    Plan of Exchange.......................................................................................          26
    Termination or Amendment of Plan of Exchange...........................................................          26
    Conditions to Restructuring............................................................................          26
    Rights of Dissenting Stockholders......................................................................          26
    Exchange of Stock Certificates.........................................................................          28
    Common Stock Plans.....................................................................................          28
    Listing of HoldCo Common Stock.........................................................................          28
    Transfer Agent and Registrar...........................................................................          28
    Market Value of NYSEG Common Stock.....................................................................          28
    Regulatory Matters.....................................................................................          29
        Public Service Law of the State of New York........................................................          29
        Federal Power Act..................................................................................          29
        Atomic Energy Act..................................................................................          29
        Public Utility Holding Company Act of 1935.........................................................          29
    Dividend Policy........................................................................................          30
    Directors and Executive Officers.......................................................................          31
    Description of NYSEG Capital Stock.....................................................................          31
    Description of HoldCo Capital Stock....................................................................          32
        General............................................................................................          32
        Dividends..........................................................................................          32
        Voting Rights......................................................................................          32
        Liquidation........................................................................................          32
        Preemptive and Other Rights........................................................................          32

                                                                                                                PAGE
                                                                                                                -----
    Possible Anti-takeover Effects.........................................................................          33
        HoldCo Directors...................................................................................          33
        Advance Notice Procedures..........................................................................          33
        Special Meetings of Stockholders and Right to Act by Unanimous Written Consent.....................          34
        Classified Board of Directors......................................................................          35
        No Cumulative Voting...............................................................................          35
        Authorized Shares..................................................................................          35
        Supermajority Approval Required for Certain Amendments to HoldCo By-Laws...........................          36
        BCL Section 912....................................................................................          37
        Regulatory Approval of a Merger or Takeover Involving HoldCo.......................................          37
    Comparison of NYSEG Common Stock and HoldCo Common Stock...............................................          37
        Restrictions on Dividends..........................................................................          37
        Removal of Directors; Cumulative Voting; Filling of Vacancies......................................          38
        Number of Directors................................................................................          38
        Adoption of Plan of Merger by Majority Vote........................................................          38
        Authorized Shares..................................................................................          38
        Amendments to Certain HoldCo By-Law Provisions.....................................................          38
    Treatment of NYSEG Preferred Stock.....................................................................          39
    Treatment of NYSEG Indebtedness........................................................................          39
    Certain Income Tax Consequences........................................................................          39
        General............................................................................................          39
        Tax Implications to the Stockholders...............................................................          40
        Tax Implications to HoldCo.........................................................................          40
        Tax Implications to NYSEG in Connection with the Transfer of the Generation Assets to Gensub.......          40
        Other Tax Aspects..................................................................................          40
    Legal Opinions.........................................................................................          41
    Experts................................................................................................          41
Other Matters..............................................................................................          41
Cost of Solicitation.......................................................................................          41
Glossary...................................................................................................          42
Exhibit A--Agreement and Plan of Share Exchange............................................................         A-1
Exhibit B--Form of HoldCo Charter..........................................................................         B-1
Exhibit C--Form of HoldCo By-Laws..........................................................................         C-1
Exhibit D--BCL Section 910.................................................................................         D-1
Exhibit E--BCL Section 623.................................................................................         E-1

                             AVAILABLE INFORMATION

    NYSEG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or "Commission") in accordance with the Exchange Act. Following completion of the Share Exchange, both HoldCo and NYSEG will file such reports and certain other information under the Exchange Act. You may read and copy any such reports, proxy statements and other information at the SEC's public reference facilities in Washington, D.C., Chicago, Illinois, and New York, New York. The SEC also maintains an Internet web site at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Certain securities of NYSEG are listed on the New York Stock Exchange (the "NYSE"). You may read and copy any such reports, proxy statements and other information concerning NYSEG at the office of the NYSE at 20 Broad Street, New York, New York 10005.

    HoldCo has filed a Registration Statement on Form S-4 (the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") to register the HoldCo Common Stock that will be issued pursuant to the Share Exchange, as well as HoldCo Common Stock that will be issued in lieu of NYSEG Common Stock under certain NYSEG Common Stock plans. As permitted by the rules and regulations of the SEC, this Proxy Statement and Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement.

    Upon completion of the Share Exchange, the HoldCo Common Stock will be listed on the NYSE. At the time of such listing, the NYSEG Common Stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act.

                           FORWARD LOOKING STATEMENTS

    This Proxy Statement and Prospectus contains certain forward-looking statements. These statements are based upon management's current expectations and information currently available and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Whenever we use the words "anticipate," "believe," "estimate," "expect," "project," "objective," or similar expressions, they are intended to identify forward-looking statements. For example, such forward-looking statements may include, without limitation, statements in connection with the future payment of dividends, statements or projections as to the Company's financial results or as to the pursuit of business in new markets, statements in connection with the regulatory approval process or future regulation of HoldCo and its subsidiaries, statements in connection with the future businesses or management of HoldCo and its subsidiaries, and statements in connection with the effects or benefits of a holding company structure. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, regulatory developments, the rapidly changing and increasingly competitive electric and gas utility environment, the ability to obtain adequate and timely rate relief, cost recovery (including the potential impact of stranded costs), legal or administrative proceedings, business conditions, technological developments, changes in the cost or availability of capital, labor developments, nuclear or environmental incidents, factors affecting the utility industry in general, such as deregulation and the unbundling of energy services, weather conditions and changes in fuel supply or cost, and other considerations that may be disclosed from time to time in HoldCo's or NYSEG's publicly disseminated documents or filings. HoldCo and NYSEG undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" information into this Proxy Statement and Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement and Prospectus, except for any information superseded by information in this Proxy Statement and Prospectus. This Proxy Statement and Prospectus incorporates by reference the documents set forth below that were previously filed with the SEC. Such documents contain important information about NYSEG, its subsidiaries and their operations and financial condition.

    1.  NYSEG's Annual Report on Form 10-K for the year ended December 31, 1996.

    2. NYSEG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

    3. NYSEG's Current Reports on Forms 8-K and 8-K/A each dated July 28, 1997, and Form 8-K dated October 10, 1997.

    We are also incorporating by reference additional documents that we may file with the SEC between the date of this Proxy Statement and Prospectus and the termination of the offering made by this Proxy Statement and Prospectus.

    NYSEG WILL PROVIDE TO YOU WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED IN THIS PROXY STATEMENT AND PROSPECTUS BY REFERENCE, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO MR. D. W. FARLEY, VICE PRESIDENT AND SECRETARY, NEW YORK STATE ELECTRIC & GAS CORPORATION, P.O. BOX 3200, ITHACA, NEW YORK 14852-3200, TELEPHONE NUMBER (607) 347-2506. IN ORDER TO ENSURE TIMELY DELIVERY OF THE INCORPORATED DOCUMENTS, ANY REQUEST SHOULD BE
MADE BY               , 1998.

                            ------------------------

    WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF HOLDCO COMMON STOCK BY ANY PERSON IN ANY JURISDICTION OR IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

    Neither the delivery of this Proxy Statement and Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of NYSEG since the date of this Proxy Statement and Prospectus.

                       QUESTIONS AND ANSWERS AND SUMMARY

    The following Questions and Answers and Summary highlight selected information regarding the proposed holding company restructuring, and may not contain all of the information that is important to you. For a more complete discussion of the proposed holding company restructuring, you should read carefully this entire document and the attached exhibits and the documents that are incorporated by reference. For example, the Plan of Exchange (Exhibit A) provides information regarding the Share Exchange, and HoldCo's Restated Certificate of Incorporation and By-Laws, each in substantially the form to be in effect at the effective time of the Share Exchange (Exhibits B and C) set out, among other things, provisions governing certain rights of HoldCo's stockholders. A "Glossary" setting forth the location of defined terms used in this Proxy Statement and Prospectus is located at page 42 for your convenience.

1.  WHAT IS THE PROPOSED HOLDING COMPANY RESTRUCTURING?
   (See "The Restructuring--Terms of the Restructuring" and "--Present Businesses")

    The Board of Directors of NYSEG has unanimously approved a restructuring pursuant to the Plan of Exchange whereby HoldCo will serve as the parent company of NYSEG. Although our organizational structure will change as a result of the proposed holding company restructuring, HoldCo will continue to conduct NYSEG's current businesses through NYSEG and other subsidiaries of HoldCo.

    All NYSEG Common Stock will be exchanged for HoldCo Common Stock on a share-for-share basis unless you dissent and properly exercise your appraisal rights. As an additional aspect of the proposed restructuring, as more fully discussed under the caption "The Restructuring--Terms of the Restructuring," NYSEG intends to transfer its coal-fired generation assets to a generation subsidiary formed for that purpose. In addition, immediately after the consummation of the Share Exchange, NYSEG intends to transfer its subsidiaries to HoldCo and its subsidiaries.

2.  WHY IS THE HOLDING COMPANY RESTRUCTURING BEING PROPOSED?
   (See "The Restructuring--Reasons for Restructuring")

    We believe that our proposal represents the optimal corporate structure for operating in the evolving, restructured energy marketplace. We also believe that our proposal will result in greater financial, managerial and organizational flexibility. As a result, we will be in a better position to adapt to the changing industry and to meet and take advantage of future challenges and opportunities, particularly in unregulated businesses. We also believe that the proposed restructuring will help us to establish a broad base of income generation which will enhance our overall financial strength. Finally, it is important to know that our proposal is an integral part of NYSEG's overall rate and restructuring plan, which resulted from the proceeding of the Public Service Commission of the State of New York to address the future structure of the electric utility industry in New York State. Our proposal reflects years of careful negotiation in a multi-party collaborative process to create a fully competitive environment for the supply of electricity while mitigating strandable costs associated with NYSEG's generation plants.

3. WILL I HAVE TO EXCHANGE MY NYSEG STOCK CERTIFICATES FOR NEW HOLDCO STOCK CERTIFICATES?
   (See "The Restructuring--Exchange of Stock Certificates")

    No. It will not be necessary for you to turn in your NYSEG stock certificates for HoldCo stock certificates. Your certificates will automatically represent HoldCo Common Stock.

4.  WILL MY DIVIDENDS BE AFFECTED?
   (See "The Restructuring--Dividend Policy")

    We expect that quarterly dividends on the HoldCo Common Stock will be paid on the same dates currently followed by NYSEG with respect to common stock dividends. However, we cannot guarantee what the amount of the initial quarterly dividend on HoldCo Common Stock may be or the payment of future dividends, since the declaration of such dividends will depend primarily upon the ability of HoldCo's subsidiaries to pay dividends to HoldCo, which, in turn, will depend upon the future earnings and financial condition of these subsidiaries. For a period of time following the Share Exchange, we expect that the funds required by HoldCo to enable it to pay common stock dividends will be derived predominantly from the dividends paid by NYSEG to HoldCo. We anticipate that such cash dividends paid by NYSEG to HoldCo will be sufficient to enable HoldCo to pay cash dividends on HoldCo Common Stock and to meet operating and other expenses.

5.  WHEN WILL THE SHARE EXCHANGE OCCUR?
   (See "The Restructuring--Terms of the Restructuring" and "--Conditions to Restructuring")

    If you approve the proposed Plan of Exchange and the other conditions described below under the caption "The Restructuring--Conditions to Restructuring" are satisfied, the Share Exchange will become effective upon the filing of a Certificate of Exchange by the Department of State of the State of New York. We intend to implement the Share Exchange as soon as practicable after we receive your approval and all of the required regulatory approvals.

6.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES?
   (See "The Restructuring--Certain Income Tax Consequences")

    You will not recognize any gain or loss for federal income tax purposes if you exchange your NYSEG Common Stock for HoldCo Common Stock. However, if you exercise your appraisal rights and exchange your NYSEG Common Stock for cash, that will be a taxable transaction for federal income tax purposes.

7.  WILL NYSEG PREFERRED STOCK OR BONDS BE EXCHANGED?
   (See "The Restructuring--Treatment of NYSEG Preferred Stock" and "--Treatment of NYSEG Indebtedness")

    Shares of NYSEG's Preferred Stock and NYSEG's first mortgage bonds and other indebtedness of NYSEG will remain securities and obligations of NYSEG after the Share Exchange. We decided to leave the NYSEG Preferred Stock and such indebtedness of NYSEG as securities and obligations of NYSEG because we did not want to alter, or potentially alter, the nature of the investment represented by such securities and obligations, namely a direct investment in a regulated utility.

8.  WHERE WILL MY HOLDCO COMMON STOCK BE TRADED?
   (See "The Restructuring--Listing of HoldCo Common Stock")

    NYSEG Common Stock is currently traded on the New York Stock Exchange under the stock symbol "NGE." We expect the HoldCo Common Stock to be listed on the New York Stock Exchange and, after the Share Exchange, to trade under the stock
symbol "      ."

9.  WHO WILL MANAGE HOLDCO?
   (See "The Restructuring--Directors and Executive Officers" and "--Reasons for Restructuring--The Restructuring Agreement")

    After the Share Exchange, the Board of Directors of HoldCo will consist of those persons who are directors of NYSEG immediately before the Share Exchange. We anticipate that HoldCo and its subsidiaries will have common officers.

10. HOW WILL MY PARTICIPATION IN THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN BE AFFECTED?
    (See "The Restructuring--Common Stock Plans")

    All shares of NYSEG Common Stock held under our Dividend Reinvestment and Stock Purchase Plan will be automatically exchanged for shares of HoldCo Common Stock. We will continue the Dividend Reinvestment and Stock Purchase Plan with HoldCo Common Stock after the Share Exchange.

11.  WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?
    (See "Information About the Special Meeting")

    The Special Meeting of Stockholders of NYSEG will be held at 10:30 a.m. on
            , at                                               , New
York,                               .

12.  WHO WILL BE ELIGIBLE TO VOTE ON THE PROPOSED PLAN OF EXCHANGE?
(See "Information About the Special Meeting--Outstanding Voting Securities and Voting Rights")

    Holders of NYSEG Common Stock at the close of business on             are
entitled to vote at the Special Meeting. Holders of NYSEG Common Stock and NYSEG Preferred Stock on such date are entitled to receive notice of the Special Meeting.

13. WHAT STOCKHOLDER VOTE IS REQUIRED FOR APPROVAL OF THE PROPOSED PLAN OF EXCHANGE?
    (See "Information About the Special Meeting--Outstanding Voting Securities and Voting Rights")

    Approval of the proposed Plan of Exchange will require the affirmative vote, in person or by proxy, of two-thirds of the outstanding shares of NYSEG Common Stock entitled to vote. Pursuant to the terms of NYSEG's Certificate of Incorporation and the applicable provisions of the New York Business Corporation Law, each holder of NYSEG Common Stock entitled to vote is entitled to one vote per share on the proposed Plan of Exchange. Since the requisite regulatory order, approval or permission is being obtained, the vote of the holders of NYSEG Preferred Stock is not required in connection with the proposed Plan of Exchange.

                 SUMMARY OF CERTAIN OTHER SELECTED INFORMATION

    RISK FACTORS--Certain factors for your consideration in determining whether to vote "FOR" the proposed Plan of Exchange are discussed under the caption "Risk Factors."

    RESTRUCTURING AGREEMENT WITH PSC STAFF--On October 9, 1997, NYSEG, the staff of the Public Service Commission of the State of New York (the "PSC") and certain other parties entered into an Agreement Concerning the Competitive Rate and Restructuring Plan of NYSEG (the "Restructuring Agreement"). We do not expect the conditions or restrictions contained in the Restructuring Agreement to materially restrict HoldCo's entry into unregulated business activities. The Restructuring Agreement is subject to PSC approval. Although the PSC has not yet approved the Restructuring Agreement, we do not expect material modifications to be made to the Restructuring Agreement by the PSC. See "The Restructuring--Reasons for Restructuring--The Restructuring Agreement."

    OTHER REGULATORY MATTERS--NYSEG will continue to be an electric utility engaged in the transmission and distribution of electricity, and, in the case of its hydroelectric and nuclear generation assets, the generation of electricity, and a natural gas utility. NYSEG may auction its nuclear generation assets. See "The Restructuring--Reasons for Restructuring--The Restructuring Agreement." NYSEG will remain subject to regulation by the PSC and the Federal Energy Regulatory Commission (the "FERC"). HoldCo will not be subject to regulation by the PSC or the FERC. It is expected that HoldCo's generation subsidiary will be subject to light PSC regulation and will be subject to FERC jurisdiction. Both HoldCo and NYSEG will be reporting companies under the Exchange Act. The proposed holding company restructuring is subject to the approval of the PSC, the SEC, the FERC and the Nuclear Regulatory Commission (the "NRC"). After the SEC order is obtained, HoldCo will be exempt from registration as a holding company under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). See "The Restructuring--Regulatory Matters."

    COMPARISON OF NYSEG COMMON STOCK AND HOLDCO COMMON STOCK--The principal differences between the rights of the holders of HoldCo Common Stock and the rights of the holders of NYSEG Common Stock are set forth under the caption "The Restructuring--Comparison of NYSEG Common Stock and HoldCo Common Stock." With the exception of such differences, we believe that the rights of the holders of HoldCo Common Stock will not be materially different from the rights of the holders of NYSEG Common Stock.

    DISSENTERS' APPRAISAL RIGHTS--Under applicable New York law, holders of NYSEG Common Stock will have dissenters' appraisal rights in connection with the proposed Plan of Exchange. See "The Restructuring--Rights of Dissenting Stockholders."

                                  RISK FACTORS

    NO ASSURANCE THAT RESTRUCTURING WILL BE BENEFICIAL TO HOLDERS OF HOLDCO COMMON STOCK. The proposed holding company restructuring will, among other things, establish a corporate structure that will enhance the Company's ability to take advantage of business opportunities in the evolving energy and related markets and outside of NYSEG's present markets. The Board of Directors of NYSEG believes that the proposed holding company restructuring is in the best interests of Stockholders. Nevertheless, there can be no assurance that HoldCo will in fact be able to take advantage of such opportunities or that if HoldCo does take advantage of such opportunities, that they will be beneficial to the holders of HoldCo Common Stock.

    UNREGULATED BUSINESS ACTIVITIES MAY INVOLVE MORE RISK. Following consummation of the proposed holding company restructuring, HoldCo will be able to pursue business opportunities through unregulated subsidiaries without having to obtain the prior approval of the PSC. The proposed holding company restructuring, therefore, will enable HoldCo to pursue certain business opportunities that might involve more risk than would be permitted to be pursued by NYSEG as a regulated electric and gas utility, but with the opportunity to seek higher potential returns commensurate with any increased risk. HoldCo anticipates that unregulated business activities will be related to the core regulated businesses of NYSEG and will be designed to leverage the expertise currently possessed by NYSEG. Pursuit of such activities, however, while offering the potential of greater reward, could have either a positive or an adverse effect on the value of a stockholder's investment, depending upon the return actually realized from such opportunities. Such businesses may have greater investment risk than those involved in the regulated electric and natural gas businesses of NYSEG. There can be no assurance that such unregulated businesses will be successful or, if unsuccessful, that they will not have a material adverse effect on HoldCo. Any losses incurred by such businesses will not be recoverable through the electric and natural gas rates of NYSEG. As HoldCo engages in more such unregulated business activities, the market price of HoldCo's Common Stock will be affected to a lesser extent by the performance of NYSEG.

    DIVIDENDS ON HOLDCO COMMON STOCK WILL BE DEPENDENT ON COMMON STOCK DIVIDENDS PAID TO HOLDCO BY NYSEG. For a period of time following the Share Exchange, the funds required by HoldCo to enable it to pay dividends on HoldCo Common Stock are expected to be derived predominantly from the dividends paid by NYSEG to HoldCo. Accordingly, the ability of HoldCo to pay such dividends, as a practical matter, will be governed by the ability of NYSEG to pay common stock dividends. It is anticipated that such cash dividends paid by NYSEG to HoldCo will be sufficient to enable HoldCo to pay cash dividends on HoldCo Common Stock and to meet operating and other expenses. The ability of NYSEG to pay dividends on its common stock will continue to be subject to the preferential dividend rights of the holders of NYSEG's preferred stock and NYSEG's preference stock, if any, and to the common stock dividend restrictions currently contained in NYSEG's Certificate of Incorporation (the "NYSEG Charter") and in NYSEG's first mortgage bond indenture. In addition, although it has no present intention to do so, it is possible that NYSEG may need to issue additional preferred stock in the future to meet its capital requirements. Such additional preferred stock will also have preferential dividend rights. Because NYSEG will remain subject to regulation by the PSC under the Public Service Law of the State of New York (the "PSL"), the amount of its earnings and dividends will be affected by the manner in which the PSC regulates NYSEG. In addition, pursuant to the terms of the Restructuring Agreement, common stock dividends paid by NYSEG to HoldCo will generally be limited in any calendar year to 100% of net income available for common stock. It is expected that the transfer of NYSEG's coal-fired generation assets and the transfer of NYSEG's subsidiaries to HoldCo and its subsidiaries will not have an adverse effect on NYSEG's ability to pay common stock dividends to HoldCo since NYSEG will retain those assets which account for a substantial portion of its net earnings. It is expected that quarterly dividends on the HoldCo Common Stock will be paid on the same dates currently followed by NYSEG with respect to common stock dividends. There can be no guarantee, however, of the amount of the initial quarterly dividend on HoldCo Common Stock or of the payment of future dividends, as the declaration of such dividends will primarily be dependent upon the receipt of dividends from subsidiaries of HoldCo which, in turn, will be dependent upon the future earnings and financial condition of these subsidiaries. See "The Restructuring--Dividend Policy."

    RESTRUCTURING MAY HAVE CERTAIN ANTI-TAKEOVER EFFECTS. Certain provisions of HoldCo's Restated Certificate of Incorporation to be in effect at the effective time of the Share Exchange (the "HoldCo Charter") and the By-Laws of HoldCo to be in effect at the effective time of the Share Exchange (the "HoldCo By-Laws") could discourage certain types of transactions that may involve an actual or threatened change of control of HoldCo. While these provisions are designed to reduce the vulnerability of HoldCo to an unsolicited proposal for a takeover that, in the Board's view, does not have the effect of maximizing long-term stockholder value or is otherwise not in the best interests of the stockholders of HoldCo, they may, individually or in the aggregate, delay, discourage or prevent a tender offer or unsolicited takeover attempt that a stockholder might believe to be in his or her best interest, including those attempts that might result in a premium over the market price for HoldCo Common Stock. Such provisions may also adversely affect the market price for HoldCo Common Stock. The HoldCo Charter is attached hereto as Exhibit B and the HoldCo By-Laws are attached hereto as Exhibit C. See "The Restructuring--Possible Anti-takeover Effects."

                              RECENT DEVELOPMENTS

    UNSOLICITED TENDER OFFER. On July 18, 1997, a subsidiary of Omaha, Nebraska-based CalEnergy Company, Inc. ("CalEnergy") commenced an unsolicited tender offer to purchase 9.9% of NYSEG Common Stock for $24.50 per share in cash as part of a stated plan to acquire all of NYSEG's Common Stock. The Board of Directors of NYSEG, after a comprehensive and careful review, unanimously recommended that the holders of NYSEG Common Stock reject CalEnergy's unsolicited tender offer. The Board also decided to reject CalEnergy's proposal to commence merger negotiations for a transaction in which CalEnergy would acquire all of NYSEG's Common Stock at $27.50 per share, as not being in the best interests of NYSEG or its stockholders, customers, employees and other constituencies. On August 15, 1997, CalEnergy announced that it was dropping its unsolicited bid to take over NYSEG because its $24.50 tender offer failed to attract the 9.9% of NYSEG Common Stock it sought. NYSEG expensed all costs associated with this matter in the third quarter of 1997.

    LEGAL PROCEEDINGS. Ten purported class action lawsuits were commenced against NYSEG and some or all of its directors in the New York State Supreme Court (Broome County, New York County, Kings County and Tompkins County) on or about July 17, 1997 and various dates thereafter through early August 1997. The lawsuits allege, among other things, that the plaintiffs are being deprived of the opportunity to realize the full value of their investment in NYSEG as a result of the defendants' failure to fulfill their fiduciary duties and seek to maximize stockholder value in light of CalEnergy's offer to negotiate a transaction by which CalEnergy would acquire all outstanding shares of NYSEG Common Stock for $27.50 per share. The lawsuits seek generally, among other things, injunctive and declaratory relief requiring the defendants to fulfill their fiduciary duties to maximize stockholder value, and as to certain of the actions, damages. The defendants believe that these lawsuits are without merit and intend to defend them vigorously.

    JOINT VENTURE WITH CENTRAL MAINE POWER COMPANY. NYSEG and Central Maine Power Company have signed a memorandum of understanding that could lead to the formation of a jointly-owned company to distribute natural gas to Maine customers in areas not currently served by a natural gas utility. Various regulatory approvals are required before the joint venture could operate a new gas distribution service. The opportunity for new retail distribution of natural gas depends on completion of either or both of two new pipeline proposals made by separate organizations. Those proposals are currently under federal and state regulatory review. The Board of Directors of NYSEG has authorized the investment of up to $20,000,000 in the proposed joint venture.

                     INFORMATION ABOUT THE SPECIAL MEETING

    This Proxy Statement and Prospectus is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NYSEG to be used at NYSEG's Special Meeting of Stockholders to be held at 10:30 a.m. on
at                             , New York. This Proxy Statement and Prospectus
and the form of proxy were first mailed to holders of NYSEG Common Stock and
NYSEG Preferred Stock on or about       , 1997. The mailing address of NYSEG's
principal executive office is P.O. Box 3287, Ithaca, New York 14852-3287.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The close of business on             (the "Record Date") has been fixed as
the date for determining the holders of NYSEG Common Stock entitled to vote at the meeting (the "Stockholders"). As of the Record Date, NYSEG had outstanding shares of Common Stock. Stockholders are entitled to one vote per share on the proposed Plan of Exchange.

    The proxy represents the number of shares registered in your name as well as the number of whole shares credited to your account under NYSEG's Dividend Reinvestment and Stock Purchase Plan. If you are an employee of NYSEG and participate in the Tax Deferred Savings Plans, the proxy constitutes an instruction for the trustee of such plans to vote the whole shares in your account in such plans in the manner specified on the proxy. If you are an employee of NYSEG and participate in the Tax Reduction Act Employee Stock Ownership Plan, the proxy constitutes an instruction to vote all your shares in such plan in the manner specified on the proxy.

    The proxy is revocable by you at any time before the exercise thereof, and the giving of such proxy will not affect your right to vote in person, should you later find it convenient to attend the meeting.

    In voting for the proposed Plan of Exchange, Stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve the proposed Plan of Exchange is the affirmative vote, in person or by proxy, of two-thirds of the outstanding NYSEG Common Stock entitled to vote. As a result, in accordance with New York law, abstentions will have the same legal effect as a vote against the proposed Plan of Exchange.

    Under the rules of the NYSE, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Under the rules of the NYSE, the proposed Plan of Exchange is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Such "broker non-votes" will not be considered as votes cast in determining the outcome of the proposed Plan of Exchange. Accordingly, such "broker non-votes" will have the same legal effect as a vote against the proposed Plan of Exchange.

    In determining whether a quorum is present, all duly executed proxies (including those marked "abstain") will be counted. Broker non-votes will not be counted for purposes of determining whether a quorum is present.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table indicates the number of shares of equity securities of
NYSEG and NYSEG Common Stock equivalent units beneficially owned as of       by
each director, each of the executive officers named in the Summary Compensation Table included in the 1997 Proxy Statement, and by the 24 current executive officers and directors as a group and the percent of the outstanding securities so owned.

                                               COMMON STOCK                                  TOTAL COMMON STOCK
                                               BENEFICIALLY          COMMON STOCK             AND COMMON STOCK          PERCENT
NAME                                               OWNED          EQUIVALENT UNITS**          EQUIVALENT UNITS         OF CLASS
-------------------------------------------  -----------------  -----------------------  ---------------------------  -----------
Richard Aurelio............................                                                                                  ***
James A. Carrigg...........................                                                                                  ***
Alison P. Casarett.........................                                                                                  ***
Joseph J. Castiglia........................                                                                                  ***
Lois B. DeFleur............................                                                                                  ***
Michael I. German..........................                                                                                  ***
Everett A. Gilmour.........................                                                                                  ***
Paul L. Gioia..............................                                                                                  ***
John M. Keeler.............................                                                                                  ***
Allen E. Kintigh...........................                                                                                  ***
Ben E. Lynch...............................                                                                                  ***
Alton G. Marshall..........................                                                                                  ***
Gerald E. Putman...........................                                                                                  ***
Sherwood J. Rafferty.......................                                                                                  ***
Walter G. Rich.............................                                                                                  ***
Jack H. Roskoz.............................                                                                                  ***
Wesley W. von Schack.......................                                                                                  ***
24 current executive officers and directors
  as a group*..............................                                                                                  ***

------------------------

*   Includes        shares held by an officer as nominee for NYSEG's Employees'
    Stock Purchase Plan.

** Includes NYSEG Common Stock equivalent units granted under NYSEG's Long-Term Executive Incentive Share Plan and the Director Share Plan for non-employee directors for which the director, nominee or executive officer does not have voting rights.

*** Less than       of 1% of the outstanding NYSEG Common Stock.

                               THE RESTRUCTURING

TERMS OF THE RESTRUCTURING

    NYSEG proposes to reorganize its operations by forming a holding company structure pursuant to the Plan of Exchange, a copy of which is attached hereto as Exhibit A. Under the terms of the Plan of Exchange, all of the outstanding shares of HoldCo Common Stock, which will then be owned by NYSEG, will be canceled and all of the outstanding shares of NYSEG Common Stock will be exchanged by HoldCo on a share-for-share basis for HoldCo Common Stock, subject to the rights of Stockholders to exercise their appraisal rights as described herein. Upon consummation of the Share Exchange, each owner of NYSEG Common Stock immediately prior to the Share Exchange (other than those Stockholders who properly exercise their appraisal rights) will own a corresponding number of shares and percentage of the outstanding HoldCo Common Stock, and HoldCo will own all of the outstanding shares of NYSEG Common Stock.

    If the Share Exchange is implemented, it will not be necessary for Stockholders to surrender their existing stock certificates for stock certificates of HoldCo. See "The Restructuring--Exchange of Stock Certificates."

    As an additional aspect of the proposed holding company restructuring, NYSEG intends to transfer its coal-fired generation assets consisting of its Kintigh, Homer City, Milliken, Goudey, Greenidge, Hickling and Jennison generating stations and certain associated assets and liabilities (the "Generation Assets") to NGE Generation, Inc. ("GenSub"), a New York corporation, as soon as practicable after obtaining the mortgage trustee's release and any required regulatory approvals. Subject to obtaining such release and such approvals, the transfer of the Generation Assets to GenSub could occur at any time prior to or after the effective time of the Share Exchange. GenSub is currently a wholly-owned subsidiary of NYSEG and was organized to engage in the generation business and to own and operate all or a part of the Generation Assets.(1) In addition, immediately after the effective time of the Share Exchange, NYSEG intends to transfer to HoldCo the common stock of NGE Enterprises, Inc. ("Enterprises"), a Delaware corporation, the common stock of GenSub and the common stock of any subsidiary formed in connection with the joint venture, if any, with Central Maine Power Company. See "Recent Developments--Joint Venture With Central Maine Power Company." Enterprises is currently a wholly-owned subsidiary of NYSEG and was organized to hold the stock of certain non-utility subsidiaries of NYSEG and to conduct unregulated business activities. NYSEG will also transfer the common stock of Somerset Railroad Corporation ("SRC"), a New York corporation, to GenSub. SRC is currently a wholly-owned subsidiary of NYSEG and was organized to own and operate a rail line which is used primarily to transport coal and other materials to NYSEG's Kintigh Generating Station. NYSEG will retain its hydroelectric and nuclear generation assets and its electric transmission and distribution and natural gas assets, other than the common stock of any subsidiary formed in connection with the joint venture, if any, with Central Maine Power Company. NYSEG may auction its nuclear generation assets. See "The Restructuring--Reasons for Restructuring--The Restructuring Agreement." The reorganization pursuant to the Plan of Exchange, the transfer of the Generation Assets to GenSub, the transfer of Enterprises and GenSub common stock and the common stock of any subsidiary formed in connection with the joint venture, if any, with Central Maine Power Company to HoldCo and the transfer of SRC common stock to GenSub are herein referred to as the "Restructuring." See "The Restructuring--Present Businesses" and "--Reasons for Restructuring--The Restructuring Agreement."

    The Board of Directors of NYSEG believes that the Restructuring is in the best interests of the Stockholders, as further detailed below under the caption "The Restructuring--Reasons for Restructuring." The Plan of Exchange has been approved by the Boards of Directors of NYSEG and of HoldCo, and has been executed by authorized officers of each company. If the Stockholders approve the Plan of Exchange and the other conditions described below under the caption "The Restructuring--Conditions to

------------------------

(1) In addition to GenSub, NYSEG may create one or more other generation subsidiaries.

Restructuring" are satisfied, the Share Exchange will become effective upon the filing of a Certificate of Exchange by the Department of State of the State of New York (the "Effective Time"). Stockholder approval of the Plan of Exchange will constitute approval of certain amendments to the Common Stock Plans (as hereinafter defined) providing for the future use of HoldCo Common Stock in lieu of NYSEG Common Stock under the Common Stock Plans and the assumption by HoldCo of the obligations of NYSEG under the Common Stock Plans. See "The Restructuring--Common Stock Plans."

    After the Effective Time of the Share Exchange, HoldCo Common Stockholders will have the right to vote on corporate action concerning HoldCo in accordance with the Business Corporation Law of the State of New York (the "BCL"), the HoldCo Charter and the HoldCo By-Laws. The HoldCo Charter is attached hereto as Exhibit B and the HoldCo By-Laws are attached hereto as Exhibit C.

    Shares of NYSEG's Serial Preferred Stock (Cumulative, $100 Par Value), of which seven series are currently issued and outstanding, and NYSEG's Serial Preferred Stock (Cumulative, $25 Par Value), of which two series are currently issued and outstanding (collectively, the "NYSEG Preferred Stock"), will remain securities of NYSEG after the Share Exchange. There are currently no issued and outstanding shares of NYSEG's Preference Stock (Cumulative, $100 Par Value) (the "NYSEG Preference Stock"). The Share Exchange will not result in any change in the outstanding indebtedness of NYSEG, which will continue to be obligations of NYSEG after the Share Exchange. NYSEG's first mortgage bonds will continue to be secured by a first mortgage lien on all properties of NYSEG, other than the Generation Assets transferred to GenSub and released from the lien of NYSEG's first mortgage bond indenture. See "The Restructuring--Treatment of NYSEG Preferred Stock" and "--Treatment of NYSEG Indebtedness."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors of NYSEG recommends that Stockholders vote FOR the Plan of Exchange. In making its decision to recommend the Plan of Exchange to the Stockholders, the Board of Directors considered many factors. All material factors considered by the Board of Directors in recommending approval of the proposed Plan of Exchange are discussed below.

    Spurred by state and federal regulatory developments and escalating competitive pressures, the energy industry is evolving at an accelerated pace and is undergoing a fundamental transformation into a competitive marketplace. To respond effectively to the increased competition and restructured regulatory environment, the Board of Directors of NYSEG has determined that in addition to responding to competition in its existing markets, NYSEG must also position itself to take advantage of potential business opportunities outside its present markets.

    In the opinion of the Board of Directors of NYSEG, it is desirable in the long run to pursue these business opportunities through a holding company structure. As discussed below under the caption "The Restructuring--Reasons for Restructuring--Benefits of a Holding Company Structure," the Restructuring will enable NYSEG to separate its regulated business from its unregulated businesses, thereby increasing flexibility in operating its unregulated businesses, enhancing the ability to take advantage of new business opportunities in a timely manner and broadening the range of available financing techniques. Furthermore, the separation of NYSEG's regulated and unregulated businesses will provide a better structure for regulators to assure that there is no cross-subsidization of costs or transfer of business risk from unregulated to regulated lines of business.

    The Board of Directors of NYSEG considered the financial cost to the Company of implementing the Restructuring, including the expenses associated with obtaining required approvals, the expenses associated with transferring the Generation Assets, the costs of this proxy solicitation and the other expenses incurred in connection with registering the HoldCo Common Stock with the Commission. In addition, after the Effective Time both HoldCo and NYSEG will be required to provide reports to public investors and file periodic reports and make certain other filings with the Commission, thereby increasing the expense to the Company on an ongoing basis. In the Board's view, these expenses, although in some cases significant, are acceptable in light of the benefits to the Company of the Restructuring.

    The Board of Directors of NYSEG also considered the effects on the holders of NYSEG Common Stock and the holders of NYSEG Preferred Stock in determining that the Share Exchange should only involve the NYSEG Common Stock. The Board's decision to exchange NYSEG Common Stock for HoldCo Common Stock was primarily based on the Board's desire to confer the expected benefits of the Restructuring on those investors who are best placed to enjoy such benefits, namely the holders of NYSEG Common Stock. The Board's decision not to provide for the exchange of NYSEG Preferred Stock in the Share Exchange was primarily based on the Board's desire not to alter, or potentially alter, the nature of the investment decision represented by the NYSEG Preferred Stock (namely, a direct investment in a regulated utility) and the conclusion that the benefits to the holders of NYSEG Preferred Stock of maintaining their investment as a direct investment in a regulated entity with a priority position with respect to dividends and assets on liquidation outweighed any detriment associated with not having an interest in the non-regulated aspects of the business of the Company. See "The Restructuring --Treatment of NYSEG Preferred Stock."
                            ------------------------

    On balance, the Board of Directors of NYSEG concluded that the benefits to the Company and the Stockholders of a holding company structure far outweighed the time and expense of implementing the Restructuring.

                        THE BOARD OF DIRECTORS OF NYSEG
           RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PLAN OF EXCHANGE

PRESENT BUSINESSES

    NYSEG

    NYSEG, organized under the laws of the State of New York in 1852, is engaged principally in the business of generating, purchasing, transmitting and distributing electricity, and purchasing, transporting and distributing natural gas. The service territory, 99% of which is located outside the corporate limits of cities, is in the central, eastern and western parts of the State of New York. The service territory has an area of approximately 19,600 square miles and a population of 2,400,000. The larger cities in which NYSEG serves both electricity and natural gas are Binghamton, Elmira, Auburn, Geneva, Ithaca and Lockport. NYSEG's customer mix is sufficiently diversified so that no customer accounts for 5% or more of either electric or natural gas revenues. For the twelve months ended September 30, 1997, 84% of operating revenues was derived from electric service and 16% from natural gas service. For this period, 86% of operating income before federal income taxes was derived from electric service and the balance from natural gas service.

    CURRENT CORPORATE STRUCTURE

    NYSEG's current corporate structure is as follows:

                 NYSEG
    SRC                     Enterprises

                       Other
  XENERGY         Subsidiaries of
                    Enterprises

    In April 1992, the PSC issued an order (the "Diversification Order") approving the related Stipulation and Agreement allowing NYSEG to invest up to 5% of its consolidated capitalization in one or more subsidiaries that may engage or invest in energy-related or environmental-services businesses and provide related services.

    NYSEG has been making investments through Enterprises in energy services companies, including XENERGY, Inc. ("XENERGY"). NYSEG and its subsidiaries are currently investigating a variety of business opportunities. NYSEG is currently focusing on those opportunities which relate to its present core businesses, namely the generation, purchase, transmission, and distribution of electric energy, and the purchase, transportation and distribution of natural gas.

    XENERGY is an energy services, information systems and energy-consulting company providing energy services, serving utilities, governmental agencies and end-use energy consumers. In addition, by order of the FERC dated June 9, 1997, XENERGY received authorization to sell wholesale power at market-based rates.

    HOLDCO

    HoldCo was organized for the purpose of carrying out the Restructuring. HoldCo is currently a direct wholly-owned subsidiary of NYSEG. At the Effective Time of the Share Exchange, HoldCo will become the parent of NYSEG. HoldCo is not expected to be an operating company at the parent company level.

    Currently, HoldCo has only nominal assets and has not engaged in any business operations. All the business and operations conducted by NYSEG and its subsidiaries immediately before the Effective Time will continue to be conducted by HoldCo and its subsidiaries immediately after the Effective Time, and the consolidated assets and liabilities of NYSEG and its subsidiaries immediately before the Effective Time will be the same as the consolidated assets and liabilities of HoldCo and its subsidiaries immediately after the Effective Time.

    As soon as practicable after obtaining the mortgage trustee's release and any necessary regulatory approvals, NYSEG will commence transferring the Generation Assets to GenSub. See "The Restructuring--Reasons for Restructuring--The Regulatory Framework" and "--Reasons for Restructuring--The Restructuring Agreement." Immediately after the Effective Time, NYSEG will transfer the common stock of its subsidiaries to HoldCo and its subsidiaries. It is expected that these transfers will be made in the form of stock dividends.

    After consummation of the Restructuring, HoldCo will engage in unregulated business activities through certain of its subsidiaries. As business conditions warrant, additional subsidiaries, including an energy services subsidiary, of HoldCo, or of any HoldCo subsidiary, may be formed.

    HOLDING COMPANY STRUCTURE

    The reorganized corporate structure of the Company immediately after the Restructuring is expected to be as follows:

                        HoldCo
                                             Other
   NYSEG         GenSub     Enterprises   Subsidiaries

                               Other
                            Subsidiaries
    SRC         XENERGY          of
                            Enterprises

REASONS FOR RESTRUCTURING

    GENERAL

    The purpose of the Restructuring is to establish the optimal corporate structure to respond to competition in NYSEG's existing markets and to take advantage of potential business opportunities outside its present markets. As is more fully described below, HoldCo and NYSEG believe that the establishment of a broad base of income generation will enhance the overall financial strength of the Company.

    THE REGULATORY FRAMEWORK

    Increased competition is undoubtedly the most significant issue facing the electric utility industry today. At the state level, the transition to a more competitive electric industry in New York State was set in motion in August 1994 when the PSC instituted an investigation of issues related to a restructuring of the electric industry in New York State (the "Competitive Opportunities Proceeding"). The Restructuring is an integral part of NYSEG's overall rate and restructuring plan, which resulted from the PSC's Competitive Opportunities Proceeding and which will help to mitigate strandable costs associated with the Generation Assets. The overall objective of the Competitive Opportunities Proceeding was to identify regulatory and ratemaking practices that would assist in the transition to a more competitive electric industry.

    On May 20, 1996, the PSC issued its Order in the Competitive Opportunities Proceeding (the "Competitive Opportunities Order"), which set forth the PSC's vision and goals for the future of the electric industry in New York State. The Competitive Opportunities Order called for lowering rates of consumers, increasing customers' choice of suppliers, continuing reliability of service, continuing programs that are in the public interest, allaying concerns about market power and continuing customer protections and the utilities' obligation to serve. The Competitive Opportunities Order also stated that utilities should have a reasonable opportunity to seek recovery of strandable costs consistent with the goals of lowering rates, fostering economic development, increasing customer choices and maintaining reliable service.

    The Competitive Opportunities Order directed NYSEG and four other New York electric utilities each to file a rate and restructuring plan consistent with the PSC's vision and goals for increased competition. The PSC stated that these utility plans should address, at a minimum, the following matters: (1) the structure of the utility both in the short and long term, including a description of how that structure complies with the PSC's vision and, in cases where divestiture of generation is not proposed, effective mechanisms that adequately address resulting market power concerns; (2) a schedule for the introduction of retail access to all of the utility's customers, and a set of unbundled tariffs that is consistent with the retail access program; (3) a rate plan to be effective for a significant portion of the transition; and (4) numerous other issues relating to strandable costs, load pockets, energy services and public policy costs.

    On September 27, 1996, NYSEG submitted its overall rate and restructuring plan ("NYSEGPlan") in response to the Competitive Opportunities Order. NYSEGPlan originally contemplated functional separation of NYSEG's generation business from its electric delivery business. Parties to the NYSEGPlan proceeding, including PSC Staff, expressed a preference for a structural separation of the generation business and on December 19, 1996, NYSEG filed a petition with the PSC pursuant to which NYSEG sought authority to form a holding company with a structural separation of its coal-fired generation assets from the PSC-regulated utility business. Structural separation of the Generation Assets is expected to promote greater competition in generation. The PSC subsequently notified NYSEG that the holding company petition would be addressed in the NYSEGPlan proceeding.

    On October 9, 1997, NYSEG, PSC Staff and certain other parties to the Competitive Opportunities Proceeding entered into the Restructuring Agreement. The Restructuring Agreement contemplates, among other things, the Restructuring, subject to certain conditions and restrictions as more fully discussed below under the caption "The Restructuring--Reasons for Restructuring--The Restructuring Agreement." These conditions or restrictions are not expected to materially restrict HoldCo's entry into unregulated business activities. NYSEGPlan, of which the Restructuring is an integral part, reflects years of careful negotiation in a multi-party collaborative process, fostered by the PSC itself, to create a fully competitive environment for the supply of electricity, at both wholesale and retail, to benefit customers throughout the State of New York. The Restructuring is designed to implement a corporate structure that will facilitate the Company's participation in a competitive utility marketplace and the pursuit of unregulated non-utility business activities, which should benefit NYSEG's Stockholders, while at the same time alleviating concerns regarding market power in generation, which should benefit NYSEG's ratepayers. The Restructuring Agreement is subject to PSC approval. Although the PSC has not yet approved the Restructuring Agreement, NYSEG does not expect material modifications to be made to the Restructuring Agreement by the PSC. See "The Restructuring--Reasons for Restructuring --The Restructuring Agreement."

    With the passage of the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the National Energy Policy Act of 1992 (the "Energy Act"), there has been a significant increase in the level of competition in the market for the generation and sale of electricity. PURPA requires utilities to purchase substantial amounts of output from qualifying non-utility generators. In addition, the Energy Act reduces barriers to market entry for companies that wish to build, own and operate electric generating facilities, and it also promotes competition by authorizing the FERC to require wheeling for wholesale power transactions. In 1996, the FERC issued Order No. 888, which opened wholesale power markets to increased competition by requiring, among other things, that public utilities owning, controlling or operating transmission facilities file non-discriminatory open access transmission tariffs. The order also establishes procedures for recovering stranded costs deemed legitimate, prudent and verifiable that could otherwise go unrecovered if customers use open access to switch to another wholesale supplier.

    The natural gas business has become increasingly competitive as a result of federal legislative and regulatory initiatives. As a consequence, natural gas distribution companies and larger end users can now purchase gas supply from a wide choice of producers and brokers in an essentially unregulated market. The federal regulatory changes in the natural gas industry culminated in 1992 when the FERC issued Order No. 636. Among other things, Order 636 mandates the unbundling of interstate pipeline sales service and establishes certain open access transportation requirements. One consequence of service unbundling has been the creation of a new environment that mixes competition and regulation. This mixture of competition and regulation creates new opportunities for energy service providers and their customers.

    At the state level, the PSC issued an Opinion and Order in December 1994 that set forth the policy framework to guide the transition of New York's gas distribution industry to a more competitive marketplace after the implementation of FERC Order 636. Under NYSEG's natural gas tariffs, which were approved by the PSC Order issued in March 1996 (the "March Order"), all of NYSEG's customers-- residential, small business, commercial, and industrial--may buy natural gas from other sources under a small customer aggregation program, with NYSEG providing delivery service for a separate fee. In addition, consistent with the March Order, NYSEG is implementing new services to compete more effectively for sales to larger, more sophisticated transportation customers, as well as smaller customers.

    In order to respond effectively to this increased competition in the electric and natural gas industry, NYSEG has determined that it must position itself to take advantage of new and emerging business opportunities. NYSEG believes that the holding company organization will enhance the Company's ability to avail itself of such opportunities. NYSEG believes that the separation of regulated and unregulated activities provides the necessary protection for regulated customers and an efficient corporate structure to pursue opportunities in competitive, unregulated markets in a timely manner.

    THE RESTRUCTURING AGREEMENT

    The following discussion is intended to be a summary of certain material provisions of the Restructuring Agreement. This discussion is qualified in its entirety by reference to the full text of the Restructuring Agreement which is filed as an exhibit to the Registration Statement of which this Proxy Statement and Prospectus is a part.

                             TERM OF THE AGREEMENT

    The electric price cap and price reduction provisions of the Restructuring Agreement cover the five-year period beginning with the effective date of tariffs implementing the PSC order approving the Restructuring Agreement. That five-year period is referred to as the "Price Cap Period." Other provisions continue thereafter in accordance with the terms of the Restructuring Agreement.

                 RELATIONSHIP TO EXISTING SETTLEMENT AGREEMENTS

    NYSEG is currently operating under a three-year electric settlement agreement which was approved by the PSC in 1995 (the "1995 Electric Settlement"), and which expires July 31, 1998. The Restructuring Agreement will supersede the 1995 Electric Settlement. As a result, NYSEG will forgo the revenue increases scheduled for the second and third years of the 1995 Electric Settlement.

    NYSEG is currently providing natural gas service under a three-year gas settlement agreement approved by the PSC in 1995. It is expected that this gas settlement will be extended through the Price Cap Period upon such terms as are agreed to by NYSEG and the PSC.

                                   RATE PLAN

    1. PRICE REDUCTIONS, PRICE FREEZE, SECURITIZATION AND ADDITIONAL NEGOTIATED RATE INCENTIVES. The forgone revenue increases for the second and third years of the 1995 Electric Settlement will result in a price reduction for residential and commercial customers. Overall average electric prices for residential and commercial customers will be capped for four years and reduced an additional 5% for such customers at the beginning of the fifth year. In addition, prices will be reduced 5% in each of the next five years for eligible industrial, commercial and public authority customers who are heavy users of electricity.

    In the event that legislation is enacted in New York to permit securitization of intangible assets, including the Generation Assets, and NYSEG engages in securitization of such assets, net savings resulting from securitization will be returned to customers in a manner to be determined by the PSC. During the Price Cap Period, NYSEG will also supplement existing rate incentive programs or institute new rate incentive programs.

    2. ELECTRIC EARNINGS CAP. During each year of the Price Cap Period, NYSEG's electric earnings will be capped at 12% of common equity, and NYSEG's electric earnings floor will be 9.0%.

    3. ELECTRIC RATE DESIGN. As a rate objective, the parties to the Restructuring Agreement agree that the basic service charge and the energy and demand charges should reflect marginal costs, while avoiding undue bill shock for any customer.

    4. UNCONTROLLABLE COSTS. NYSEG may petition to recover revenue for certain uncontrollable costs resulting from force majeure and certain other costs.

    5. SYSTEM BENEFITS CHARGE. The PSC will make a determination regarding the cost level and method of recovering costs associated with certain public policy programs.

    6. UNBUNDLING. Commencing with the date on which NYSEG files tariffs implementing the PSC order approving the Restructuring Agreement, or as soon thereafter as practicable, NYSEG's electric retail rates will be unbundled under the Restructuring Agreement.

    7. DIRECT CHARGE FEES. NYSEG may petition the PSC to introduce revenue-neutral direct charge fees based on incremental costs for various electric services now performed by it.

                                 RETAIL ACCESS

    1. GENERAL PROVISIONS. NYSEG will introduce direct retail access for eligible retail electric customers to other qualified suppliers. Customers receiving service under tariffs which allow NYSEG to receive negotiated or incentive rates will become eligible to gain access to other retail power suppliers after their contracts expire unless their contracts with NYSEG permit such customer to become eligible earlier. NYSEG may file a petition with the PSC for a retail access transaction fee.

    2. CUSTOMER CHOICE PILOT PROGRAM. On November 1, 1997, NYSEG established a Customer Choice Pilot Program. Tariffs governing the Customer Choice Pilot Program became effective on a temporary basis on August 4, 1997.

    3. RETAIL ACCESS FOR CITY OF NORWICH AND LOCKPORT DIVISION. Beginning August 1, 1998, NYSEG will introduce retail access to all customers in the City of Norwich and in NYSEG's Lockport Division, subject to certain requirements and conditions. There are approximately 23,000 customers in the City of Norwich and the Lockport Division.

    4. RETAIL ACCESS FOR REMAINING CUSTOMERS. Beginning August 1, 1999, NYSEG will offer retail access to all of its remaining customers who are not receiving service under NYSEG negotiated or incentive rates, provided that there is in place a FERC-approved Independent System Operator. Customers taking service under NYSEG negotiated or incentive rates shall be eligible for retail access after their contracts expire unless their contracts with NYSEG permit such customers to become eligible earlier. Customers selecting a new supplier will have power delivered by NYSEG from their chosen suppliers commencing no later than December 31, 1999.

    5. GROSS RECEIPTS TAX. All customers, including those who switch suppliers, shall pay a non-bypassable competitive transition charge plus any related Gross Receipts Tax for as long as is necessary to permit NYSEG to recover the regulatory asset determined by the auction process described below.

    6. PROVIDER OF LAST RESORT. NYSEG will be the provider of last resort during the Price Cap Period of the Restructuring Agreement unless such status is changed by the PSC. For those eligible customers who do not receive electric supply from a new supplier, NYSEG will deliver power, generated by NYSEG or another entity, to such customers at the total cost of the bundled tariff rates in place at that time, but only for the Price Cap Period. For customers that have not made arrangements for electric supply at the end of the Price Cap Period, NYSEG will acquire power from an appropriate power exchange and bill those customers at cost.

    7. RECIPROCITY. During each phase of the retail access program, HoldCo's energy services subsidiary, if any, will have full access to provide services to NYSEG's retail customers, subject to certain conditions. Also, to the extent any other New York State utility or any other New York State utility-affiliated entity seeks to gain access to NYSEG's service territory, such utility or entity will not be given access to NYSEG's service territory unless the service territory of such utility or entity is open to retail access by NYSEG and HoldCo's energy services subsidiary, if any, in an equal or greater proportion.

    8. RIGHTS AND OBLIGATIONS UNDER PSL SECTION 68. NYSEG's right and obligation under New York law to provide electric service to its customers remains unchanged notwithstanding the full implementation of retail access and remains in full force and effect for the full term of the Restructuring Agreement and thereafter.

                                 COST RECOVERY

    1. COMPETITIVE GENERATION PLAN. In order to promote a more fully competitive generation marketplace, facilitate an auction sale free and clear of NYSEG's mortgage indenture, and establish a regulatory asset to recover any potential above market costs, the Generation Assets will be transferred to GenSub as soon as practicable after obtaining the mortgage trustee's release and any necessary regulatory approvals. Subsequent to the transfer, NYSEG will conduct an auction of the Generation Assets in accordance with the terms of the Restructuring Agreement. GenSub can participate in the auction as a bidder, but it will not have any special rights or privileges. NYSEG will provide at the same time (with appropriate confidentiality protections) all potential bidders with the same plant and operating information as NYSEG makes available to GenSub. The auction will be completed and the transactions resulting therefrom will close no later than August 1, 1999.

    After the auction, it is possible that GenSub may continue to own some or all of the Generation Assets. GenSub may also purchase other generation assets from third parties and enter into power purchase agreements as part of its power marketing and trading function. Upon the transfer of the Generation Assets to GenSub, a regulatory asset of NYSEG will be created for the difference between the book value of the Generation Assets and the fair value determined in accordance with NYSEG's first mortgage indenture for purposes of obtaining the release of the Generation Assets from the lien of the mortgage. Upon a subsequent sale of the Generation Assets pursuant to the auction process, such regulatory asset will be adjusted to reflect auction proceeds net of tax and transaction costs.(2) If no bids are received for a plant above the minimum bid requirement of the auction, an appraisal process will be used

------------------------

(2) Pursuant to the Restructuring Agreement, NYSEG will be allowed to recover from customers any short-fall between the book value of the Generation Assets and the net auction proceeds. This will allow NYSEG to record a regulatory asset in the amount of any such difference in accordance with Financial Accounting Standard No. 71. In the event that the net auction proceeds exceed the book value of the Generation Assets, a regulatory credit will be created for the difference between the net auction proceeds and the book value of the Generation Assets. Such regulatory credit will be used by NYSEG to write down its investment in the Nine Mile Point nuclear generating unit No. 2, and any such credit remaining after such write down will be used by NYSEG as directed by the PSC.

and completed no later than August 1, 1999, or as soon as practicable thereafter for purposes of adjusting the regulatory asset.

    2. NUGS, NMP2, HYDROELECTRIC AND REGULATORY ASSETS. Stranded cost recovery, including amortization of the NYSEG regulatory assets associated with the Generation Assets, is presumed within overall rate objectives during the Price Cap Period and recovered through retail electric rates. After the Price Cap Period, remaining NYSEG regulatory assets, other than those resulting from the auction process, and hydroelectric, independent power producer and (except in the event of the auction described below) nuclear fixed costs will be recovered (for the life of the amortization period, contract or license) through a non-bypassable wires charge. The regulatory asset created by the auction will continue to be recovered through a competitive transition charge.

    NYSEG will propose to its cotenants the auctioning of ownership of the Nine Mile Point nuclear generating unit No. 2 ("NMP2"), and will vote for such auction. The auction and the auction process, including but not limited to measures to address the liability for decommissioning, would be subject to prior PSC approval, and any sale or transfer of any ownership of NMP2 would be subject to approval by the PSC, the NRC and any other regulatory bodies having jurisdiction. If NYSEG's ownership of NMP2 is duly sold or transferred to a non-NYSEG entity, then upon completion of such sale or transfer a regulatory asset of NYSEG will be created on NYSEG's books for any difference between the book value of such plant, less funded deferred taxes, and the net after-tax auction proceeds.

    In the event NYSEG achieves non-utility generator ("NUG") contract cost savings net of transaction costs during the Price Cap Period through NUG contract termination or restructuring, but excluding securitization, 80% of any net savings achieved through such NUG contract termination or restructuring will be flowed through to customers as determined by the PSC subject to certain allocations of such savings to NYSEG for certain reimbursements. The remaining 20% of any net savings achieved through such NUG contract termination or restructuring will be retained by NYSEG. Commencing after the Price Cap Period, all net NUG contract cost savings will be subject to flow through to customers in a manner to be determined by the PSC.

                            MERGERS AND ACQUISITIONS

    NYSEG will have the flexibility to retain, on a cumulative basis, all savings associated with the acquisition of or merger with another utility for a period of five years from the date of closing of any such merger or acquisition up to the amount of acquisition premium paid over the lesser of book value or fair market value of assets merged or acquired. Savings in excess of that recovery will be disposed of by order of the PSC. The cost recovery provisions of the Restructuring Agreement will continue in the combined entity.

                              CORPORATE STRUCTURE

    The Restructuring Agreement provides that NYSEG's proposed corporate structure as contemplated by the Restructuring and as described herein will be approved. In addition, NYSEG and the PSC Staff have agreed, among other things, to certain conditions, including but not limited to, the following conditions regarding affiliate operations and relationships:

    1. Common stock dividends paid by NYSEG to HoldCo will be limited in any calendar year to 100% of net income available for common stock. The calculation of net income will exclude any one-time, non-cash accounting charges. This restriction will exclude any one-time dividends to HoldCo resulting from certain major transactions such as asset sales, the transfer of the Generation Assets or securitization.

    2. NYSEG may, from time to time, repurchase at book value from HoldCo such amount of shares of its common stock as NYSEG determines in order to maintain the NYSEG equity ratio at an appropriate level. In the event that NYSEG's first mortgage bond rating falls below investment grade according to both Moody's and S&P, NYSEG will be prohibited from repurchasing shares of common stock until its investment grade rating is restored.

    3. Non-officer employees who transfer between NYSEG and an unregulated affiliate will be prohibited from transferring back to their original employer for a period of one year unless a specific waiver is received from the PSC. Non-officer employees returning to NYSEG may not transfer to an unregulated subsidiary for a minimum of one year from the date of the return unless a specific waiver is received from the PSC. HoldCo and its subsidiaries, including NYSEG, may have common officers.

    4. NYSEG and its affiliates will be permitted to maintain one common pension fund at HoldCo.

    5. No payment or imputation of royalties or positive benefits to ratepayers will be made by or with respect to NYSEG or any affiliates. The Diversification Order and the related Stipulation and Agreement approved therein authorizing NYSEG to make investments in diversified activities will be superseded.

    6. In addition, the following standards of conduct will apply:

    - SEPARATE ENTITIES: Any affiliate will be set up as a business entity separate from NYSEG to foster competition in the utility's territory.

    - SEPARATION OF BOOKS AND RECORDS: Separation will include books and records, non-officer employees, advertising and marketing efforts, and energy purchasing (except for tariffed services). Where common costs are shared to take advantage of economies of scale, direct cost allocation will be used where practical. However, if direct cost allocation is impractical, cost allocations will be accomplished by using a fully distributed cost method to be provided by NYSEG and approved by the PSC.

    - PHYSICAL SEPARATION: NYSEG and HoldCo may occupy the same building. Any non-regulated affiliate, other than HoldCo, will be located at a different location from NYSEG. GenSub employees may occupy the same building as NYSEG until completion of the auction required pursuant to the competitive generation plan.

    - AFFILIATE TRANSACTIONS: When affiliate transactions occur, they will be at arms-length and will be priced at tariff rates, if applicable, or at least at fully distributed costs. All transactions in excess of $100,000, other than tariffed transactions and corporate governance and administrative services, between NYSEG and either HoldCo or any affiliate will be pursuant to written contracts filed with the PSC and on a basis that neither disadvantages NYSEG nor unduly prefers HoldCo or any affiliate.

    - TRANSFER OF ASSETS: NYSEG will be compensated for any transfer of utility assets based on the greater of book value or market value, except for the transfer of the Generation Assets to GenSub.

    - TRANSFER OF DATA/INFORMATION: NYSEG will not provide any competitive information or data to its affiliates unless that same information or data is provided to all competitors at the same time and under the same conditions.

    - ACCESS TO BOOKS AND RECORDS: PSC Staff will have direct access to the books and records of NYSEG and, prior to the auction, of GenSub. In addition, PSC Staff will have direct access to the books and records of GenSub, HoldCo, and any majority-held affiliate for certain purposes. HoldCo will provide PSC designated personnel reasonable opportunity to audit certain transactions between NYSEG and either HoldCo or its affiliates, including GenSub, subject to appropriate confidentiality agreements and trade secret protection.

    - DISPUTE RESOLUTION PROCESS: A process will be established, in consultation with the PSC Staff, for a competitor or customer to obtain PSC review if it believes that NYSEG, or its affiliate in a transaction with NYSEG, has acted in an anti-competitive manner. Complete records of disputes will be retained for PSC review.

    - NAME AND REPUTATION: There will be no restrictions on HoldCo or any affiliate using certain intangible assets of HoldCo or NYSEG, or in identifying itself as being affiliated with HoldCo or NYSEG. NYSEG will not provide sales leads for customers in NYSEG's service territory to any affiliate and will refrain from giving the appearance that NYSEG speaks on behalf of an affiliate or that the affiliate speaks on behalf of NYSEG. If a customer requests information about securing any service or product offered within the service territory by an affiliate, NYSEG may provide a list of all companies known to NYSEG operating in the service territory that provide the service or product, which may include the affiliate, but NYSEG may not promote its affiliate.

    - DEBT RATING: NYSEG will have its own debt rating. If NYSEG experiences a downgrading or placement on creditwatch or review of its senior debt, NYSEG management will notify the Director of Accounting & Finance of the PSC.

    - GUARANTEE OF AFFILIATE DEBT: NYSEG will not guarantee the notes, debentures, debt obligations or other securities of any affiliate, nor will it pledge any of its assets as security for any indebtedness of HoldCo or its affiliates.

    - LOANS OF EMPLOYEES: NYSEG will not loan operating employees to its affiliates. Operating employees are those involved in competitive lines of business, which excludes (among other categories) corporate governance, finance, accounting, legal, and administrative services.

    BENEFITS OF A HOLDING COMPANY STRUCTURE

    NYSEG could continue to pursue unregulated business opportunities through Enterprises and other unregulated subsidiaries of NYSEG. NYSEG believes, however, that it is more desirable in the long run to conduct these unregulated activities through a holding company structure.

    The holding company structure is a well-established form of organization for companies conducting multiple lines of business. It is a common form of organization for unregulated companies and for those regulated companies, such as telephone utilities and water utilities, which are not subject to the Holding Company Act. In addition, it is utilized by many electric and gas companies which are involved in unregulated activities.

    There are many benefits of a holding company structure. The holding company structure will enable HoldCo to engage in unregulated businesses without obtaining the prior approval of the PSC, thereby enabling HoldCo to pursue unregulated business opportunities in a timely manner. The holding company structure also will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics and risks of unregulated operations without affecting the capital structure or creditworthiness of NYSEG, and will increase financial flexibility by allowing the design and implementation of capitalization ratios appropriate for the capital and business requirements of each subsidiary.

    The holding company structure separates the operations of regulated and unregulated businesses. As a result, it provides a better structure for regulators to assure that there is no cross-subsidization of costs or transfer of business risk from unregulated to regulated lines of business. A holding company structure also is desirable because it is easier for investors to analyze and value individual lines of business. Moreover, the use of a holding company structure provides legal protection against the imposition of liability on regulated utilities for the results of unregulated business activities. In short, the holding company structure is a highly desirable form of conducting regulated and unregulated businesses within the same corporate group.

    NYSEG's electricity purchase, transmission and distribution and natural gas purchase, transportation and distribution businesses are expected to account for the predominant part of HoldCo's earnings for the foreseeable future.

PLAN OF EXCHANGE

    The Plan of Exchange has been approved by the Boards of Directors of NYSEG and of HoldCo, and has been executed by authorized officers of each company. A copy of the Plan of Exchange is attached to this Proxy Statement and Prospectus as Exhibit A.

    The Plan of Exchange provides that (i) each share of HoldCo Common Stock outstanding immediately prior to the Effective Time shall be canceled and thereupon shall constitute an authorized but unissued share of HoldCo Common Stock and (ii) subject to the proper exercise of appraisal rights by dissenting Stockholders (which are discussed below under the caption "The Restructuring--Rights of Dissenting Stockholders"), each share of NYSEG Common Stock outstanding at the Effective Time shall, by operation of law and without any further action, at such time be exchanged for one share of HoldCo Common Stock and HoldCo shall thereupon have acquired and be the holder of each outstanding share of NYSEG Common Stock. The Plan of Exchange further provides that, without any further action on the part of the Stockholders, each outstanding certificate which, immediately before the Effective Time, represented NYSEG Common Stock, shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of HoldCo Common Stock as though a surrender or transfer and exchange had taken place.

TERMINATION OR AMENDMENT OF PLAN OF EXCHANGE

    Notwithstanding Stockholder approval of the Plan of Exchange, the Plan of Exchange may be terminated at any time prior to the Effective Time either by HoldCo by resolution adopted by its Board of Directors or by NYSEG by resolution adopted by its Board of Directors. If the Plan of Exchange is so terminated, the Share Exchange and the other transactions that comprise the Restructuring will be abandoned.

    By mutual consent of their respective boards of directors, NYSEG and HoldCo may amend the Plan of Exchange at any time prior to the Effective Time. However, following approval of the Plan of Exchange by the Stockholders, no such amendments may be made which either change the number or kind of shares to be received pursuant to the Share Exchange or materially adversely affect the rights of the stockholders of NYSEG in the judgment of the Board of Directors of NYSEG.

CONDITIONS TO RESTRUCTURING

    In addition to the required approval of the Plan of Exchange by the Stockholders at the Special Meeting, consummation of the Restructuring, including the Plan of Exchange, is subject to receipt of satisfactory approvals from the PSC, the SEC, the FERC and the NRC, as discussed below. See "The Restructuring--Regulatory Matters."

RIGHTS OF DISSENTING STOCKHOLDERS

    Section 910 of the BCL sets forth the rights of Stockholders who object to the Plan of Exchange. Any Stockholder who does not vote in favor of the Plan of Exchange, or who duly revokes his or her vote in favor of the Plan of Exchange, may, if the Share Exchange is consummated, obtain payment in cash for the fair market value of his or her shares by strictly complying with the requirements of Section 623 of the BCL.

    Such dissenting Stockholder must file with NYSEG, before the taking of the vote on the Plan of Exchange, a written objection, including a notice of his or her intention to dissent, his or her name and residence address, the number of shares as to which he or she dissents (which number must not be less than all his or her shares of such stock) and a demand for payment of the fair value of his or her shares if the Share Exchange is consummated. Any such written objection should be addressed to: Mr. D. W. Farley, Vice President and Secretary, New York State Electric & Gas Corporation, P.O. Box 3200, Ithaca, New York 14852-3200.

    Within 10 days after the vote of Stockholders authorizing the Plan of Exchange, NYSEG must give written notice of such authorization to each such dissenting Stockholder who did not vote in favor of the Plan of Exchange.

    At the time of filing the notice of election to dissent, or within one month thereafter, such Stockholder must submit his or her Common Stock certificates to
(a) NYSEG or (b) NYSEG's transfer agent, ChaseMellon Shareholder Services, L.L.C., P.O. Box 590, Ridgefield Park, New Jersey 07660, for notation thereon of the election to dissent, after which such certificates will be returned to such Stockholder. Any such Stockholder who fails to submit his or her shares for such notation shall, at the option of NYSEG exercised by written notice to such Stockholder within 45 days from the date of filing of the notice of election to dissent, lose his or her dissenter's appraisal rights unless a court, for good cause shown, shall otherwise direct.

    Within 15 days after the expiration of the period within which Stockholders may file their notices of election to dissent, or within 15 days after consummation of the Share Exchange, whichever is later (but not later than 90 days after the Stockholders' vote authorizing the Plan of Exchange), NYSEG must make a written offer (which, if the Share Exchange has not been consummated, may be conditioned upon such consummation), to each Stockholder who has filed such notice of election, to pay for his or her shares at a specified price which NYSEG considers to be the fair value of such shares. If NYSEG and the dissenting Stockholder are unable to agree as to such fair value, Section 623(h) of the BCL provides for judicial determination of fair value. In the event of such a disagreement, a court proceeding shall be commenced by NYSEG in the Supreme Court of the State of New York, County of Tompkins, or by such dissenting Stockholder if NYSEG fails to commence the proceeding within the time required by Section 623 of the BCL. NYSEG intends to commence such a proceeding in the event of such disagreement.

    A negative vote on the Plan of Exchange does not constitute a "written objection" to be filed by a dissenting Stockholder. An abstention from voting on the Plan of Exchange, or failure to specify any vote on the accompanying proxy, will not constitute a waiver of rights under Sections 910 and 623 of the BCL, provided that a written objection has been properly filed. A vote in favor of the Plan of Exchange will constitute a waiver of a Stockholder's appraisal rights, even if a written objection has been filed.

    For United States federal income tax purposes, a dissenting Stockholder who receives payment for his or her shares upon exercise of his or her right of appraisal may recognize capital gain or loss thereon measured by the difference between the basis for his or her shares and the amount of payment received. This tax discussion is included for general information only. Due to the individual nature of tax consequences, each Stockholder is urged to consult his or her own tax advisor as to the particular tax consequences to such Stockholder of dissenting from the Plan of Exchange, including the effect and applicability of federal, state, local, foreign and other tax laws.

    The foregoing summary does not purport to be a complete statement of the provisions of Sections 910 and 623 of the BCL, and is qualified in its entirety by reference to those sections of the BCL, the complete texts of which are set forth in Exhibits D and E, respectively, to this Proxy Statement and Prospectus. Each

Stockholder intending to exercise dissenter's appraisal rights should review such Exhibits and consult his or her own counsel for a more complete and definitive statement of the rights of dissenting Stockholders and the proper procedure to follow to exercise such rights.

EXCHANGE OF STOCK CERTIFICATES

    If the Plan of Exchange is approved and the Share Exchange is carried out, it will not be necessary for Stockholders to surrender their existing stock certificates for stock certificates of HoldCo. The Stockholders, other than those Stockholders who properly exercise their appraisal rights, will automatically become holders of HoldCo Common Stock and the present stock certificates representing NYSEG Common Stock will automatically represent HoldCo Common Stock on a share-for-share basis. After the Effective Time, when presently outstanding certificates representing NYSEG Common Stock are presented for transfer, new certificates bearing the name of HoldCo will be issued.

COMMON STOCK PLANS

    NYSEG currently maintains the following stock-related employee plans: the 1997 Stock Option Plan, the Employees' Stock Purchase Plan, the Tax Deferred Savings Plan for Salaried Employees and the Tax Deferred Savings Plan for Hourly Paid Employees (the "Employee Plans"). NYSEG also maintains a Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan") and a Tax Reduction Act Employee Stock Ownership Plan ("TRASOP"). The Dividend Reinvestment Plan and the TRASOP together with the Employee Plans, are collectively referred to herein as the "Common Stock Plans." The TRASOP will be discontinued in 1998.

    From and after the Effective Time, HoldCo Common Stock will be used in lieu of NYSEG Common Stock whenever stock is required in connection with the Common Stock Plans and HoldCo will assume the obligations of NYSEG under the Common Stock Plans. Amendments to the Common Stock Plans to provide for the foregoing will take effect at the Effective Time. Stockholder approval of the Plan of Exchange also will constitute Stockholder approval of amendments to the Common Stock Plans providing for the future use of HoldCo Common Stock in lieu of NYSEG Common Stock thereunder and the assumption by HoldCo of the obligations of NYSEG under the Common Stock Plans.

LISTING OF HOLDCO COMMON STOCK

    The HoldCo Common Stock is expected to be approved for listing on the NYSE and, after the Effective Time, expected to trade under the stock symbol
"      ". At the time of the listing of HoldCo Common Stock, the NYSEG Common
Stock will be delisted from the NYSE.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for HoldCo Common Stock will be ChaseMellon Shareholder Services, L.L.C. The address for the transfer agent and registrar is: P.O. Box 590, Ridgefield Park, New Jersey 07660.

MARKET VALUE OF NYSEG COMMON STOCK

    NYSEG Common Stock is listed on the NYSE. The high and low sales prices of
the NYSEG Common Stock on             were $      and $      , respectively.

REGULATORY MATTERS

    Upon completion of the Restructuring, NYSEG will continue to be an electric utility engaged in the transmission and distribution of electricity, and, in the case of its hydroelectric and nuclear generation assets, the generation of electricity, and a natural gas utility. NYSEG may auction its nuclear generation assets. See "The Restructuring--Reasons for Restructuring--The Restructuring Agreement." NYSEG will remain subject to regulation by the PSC and the FERC. It is expected that GenSub will be subject to light PSC regulation, and will be subject to FERC jurisdiction. After the Generation Assets are transferred, GenSub will sell electric power to the marketplace, and it may sell some electric power to NYSEG pursuant to a PSC-approved power purchase agreement during the transition to competition when NYSEG retains the obligation to serve. HoldCo will not be subject to regulation by the PSC or the FERC. Also, after the Effective Time, both HoldCo and NYSEG will be subject to the reporting requirements of the Exchange Act by virtue of having classes of securities registered under that act.

    PUBLIC SERVICE LAW OF THE STATE OF NEW YORK

    The Restructuring is subject to PSC approval and is an integral part of NYSEGPlan, a comprehensive rate and restructuring plan to satisfy electric industry restructuring goals established by the PSC in the Competitive Opportunities Proceeding. See "The Restructuring--Reasons for Restructuring--The Regulatory Framework" and "--Reasons for Restructuring--The Restructuring Agreement."

    FEDERAL POWER ACT

    The FERC has held that the transfer of common stock of a public utility company, such as NYSEG, from its existing stockholders to a holding company in a transaction such as the Share Exchange constitutes a transfer of the "ownership and control" of the facilities of such utility, and is thus a "disposition of facilities" subject to FERC review and approval under Section 203 of the Federal Power Act. NYSEG has applied for such approval and for approval of the transfer of certain power sales contracts and a tariff associated with certain of the Generation Assets.

    ATOMIC ENERGY ACT

    A provision in the Atomic Energy Act requires NRC consent for the transfer of control of NRC licenses. The NRC Staff has in the past asserted that this provision applies to the creation of a holding company over an NRC-licensed utility company in a transaction such as the Share Exchange. NYSEG owns an 18% interest in the Nine Mile Point nuclear generating unit No. 2 and holds an NRC owner's license. NYSEG has applied for NRC approval under the Atomic Energy Act for the transfer of control of such license resulting from the Share Exchange.

    PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    NYSEG is currently not subject to the Holding Company Act because it is not a "public utility holding company" or a "subsidiary" thereof as such terms are defined in that act.(3) HoldCo will own 100% of the common stock of GenSub, which was organized to engage in the generation business and to own and operate all or a part of the Generation Assets, which NYSEG will commence transferring as soon as practicable after obtaining the mortgage trustee's release and any necessary regulatory approvals. As a result of the Restructuring, GenSub will be an electric utility company under the Holding Company Act and HoldCo will become an affiliate of both NYSEG and GenSub. Section 9(a)(2) of the Holding Company Act requires the prior approval of the Commission under Section 10 of the Holding Company

------------------------

(3) NYSEG may temporarily become a statutory "holding company" under the Holding Company Act if the Generation Assets are transferred to GenSub prior to the Effective Time. Upon such transfer, NYSEG will claim exemption from the Holding Company Act pursuant to Section 3(a)(1) or 3(a)(2) of the Holding Company Act.

Act for any person to become an affiliate of more than one public utility company. HoldCo has applied for such approval. HoldCo has also applied to the Commission for an order exempting HoldCo from all provisions of the Holding Company Act, except Section 9(a)(2) thereof, pursuant to the exemption provided by section 3(a)(1) thereof. The basis for such exemption is that NYSEG and GenSub are predominantly intrastate in character and carry on, or in the case of GenSub will carry on, their business substantially in a single state (I.E., New York State), which is the same state in which HoldCo, NYSEG and GenSub are organized.

DIVIDEND POLICY

    It is expected that quarterly dividends on the HoldCo Common Stock will be paid on the same dates currently followed by NYSEG with respect to common stock dividends. The most recent quarterly dividend declared by the Board of Directors of NYSEG on the NYSEG Common Stock was $.35 per share payable on November 15, 1997 to holders of record of NYSEG Common Stock on October 27, 1997.

    There can be no guarantee of the amount of the initial quarterly dividend on HoldCo Common Stock or of the payment of future dividends because the rate and timing of dividends on HoldCo Common Stock will depend upon the future earnings and financial condition of HoldCo and its subsidiaries, including NYSEG, and upon other relevant factors affecting HoldCo's dividend policy which are not presently determinable. The ability of HoldCo to pay common stock dividends will be governed by the ability of HoldCo's subsidiaries to pay dividends to HoldCo. For a period of time following the Share Exchange, the funds required by HoldCo to enable it to pay dividends on HoldCo Common Stock are expected to be derived predominantly from the dividends paid by NYSEG to HoldCo. In the future, dividends from subsidiaries other than NYSEG may also be a source of funds for dividend payments by HoldCo.

    NYSEG's ability to make dividend payments to HoldCo will be subject to the availability of earnings and the needs of its utility business. Because NYSEG will remain subject to regulation by the PSC, the amount of its earnings and dividends will be affected by the manner in which the PSC regulates NYSEG. In addition, pursuant to the terms of the Restructuring Agreement, common stock dividends paid by NYSEG to HoldCo will generally be limited in any calendar year to 100% of net income available for common stock. NYSEG intends to pay dividends to HoldCo, if available, in amounts which, to the extent not otherwise provided by dividends and other funds from subsidiaries of HoldCo, will be sufficient for HoldCo to pay cash dividends on HoldCo Common Stock and to pay the operating expenses of HoldCo and for such other corporate purposes as the Board of Directors of HoldCo may determine. The ability of NYSEG to pay dividends on its common stock will continue to be subject to the preferential dividend rights of the holders of the NYSEG Preferred Stock and NYSEG Preference Stock, if any. In addition, although it has no present intention to do so, it is possible that NYSEG may need to issue additional preferred stock in the future to meet its capital requirements. Such additional preferred stock will also have preferential dividend rights.

    The transfer of the Generation Assets and the transfer by NYSEG of the common stock of its subsidiaries to HoldCo and its subsidiaries are not expected to have an adverse effect on NYSEG's ability to pay common stock dividends to HoldCo since NYSEG will retain those assets which account for a substantial portion of its net earnings.

    NYSEG is subject to restrictions on the payment of dividends contained in its Charter and in its first mortgage bond indenture. The NYSEG Charter provides that after dividends on all outstanding NYSEG Preferred Stock and NYSEG Preference Stock, if any, have been paid, or declared and funds set apart for their payment, the NYSEG Common Stock is entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. So long as NYSEG senior securities are outstanding, cash dividends can be paid on NYSEG Common Stock only out of retained earnings (as determined under the NYSEG Charter) accumulated since December 31, 1946. Such dividends are limited to 75% of Net Income Available for Common Stock (as defined in the NYSEG Charter) if Common Stock Equity (as defined in the NYSEG Charter) falls below 25% of Total Capitalization (as defined in the NYSEG Charter), and to 50% if Common Stock Equity falls below 20% of Total Capitalization. NYSEG's Common Stock Equity at September 30, 1997, was approximately 52% of Total Capitalization. No dividends on NYSEG Common Stock can be paid unless all sinking fund requirements of the NYSEG Preferred Stock and NYSEG Preference Stock, if any, are met.

    NYSEG's first mortgage bond indenture provides that so long as any first mortgage bonds shall be outstanding, NYSEG will not declare or pay any dividends on its common stock (except a dividend in NYSEG Common Stock), or make any other distribution (by way of purchase or otherwise) to the holders of NYSEG Common Stock (other than in an amount not greater than the proceeds of additional common stock financings), except a payment or distribution out of earned surplus of NYSEG (as determined under the NYSEG first mortgage bond indenture) accumulated subsequent to December 31, 1946.

    As of September 30, 1997, neither the NYSEG Charter nor the first mortgage bond indenture operated to limit the amount of regular quarterly dividends that NYSEG pays on its common stock. Dividends on the NYSEG Preferred Stock will continue to be paid at the times, at the rates and pursuant to the terms provided for in the various series of such stock.

DIRECTORS AND EXECUTIVE OFFICERS

    Immediately after the Effective Time, the Board of Directors of HoldCo shall consist of those persons who are directors of NYSEG immediately prior to the Effective Time. It is anticipated that the directors of NYSEG immediately after the Effective Time will be those persons who are directors of NYSEG immediately prior to the Effective Time. It is also anticipated that HoldCo and its affiliates will have common officers.

    Following the Share Exchange, it is expected that the following persons, each of whom is currently an executive officer of NYSEG, will hold, in addition, the offices of HoldCo indicated below.

        NAME                                 OFFICE

    HoldCo and NYSEG each may have directors or executive officers who are not directors or executive officers of the other. Information with respect to NYSEG executive officers and NYSEG directors is incorporated by reference in NYSEG's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference.

DESCRIPTION OF NYSEG CAPITAL STOCK

    NYSEG has an authorized capitalization consisting of: (i) 90,000,000 shares of common stock having a par value of $6.66 2/3 per share, of which 67,502,827 shares were issued and outstanding as of September 30, 1997; (ii) 2,455,000 shares of Serial Preferred Stock having a par value of $100 per share, of which 844,400 shares were issued and outstanding as of September 30, 1997; (iii) 10,800,000 shares of Serial Preferred Stock having a par value of $25 per share, of which 3,000,000 shares were issued and outstanding as of September 30, 1997; and (iv) 1,000,000 shares of Preference Stock having a par value of $100 per share, of which none were issued and outstanding as of September 30, 1997. The outstanding NYSEG Preferred Stock has preference over the NYSEG Common Stock, and would have preference over shares of NYSEG Preference Stock if any such shares were outstanding, as to dividends and assets on liquidation. If shares of NYSEG Preference Stock were issued and outstanding, such shares would have preference over the NYSEG Common Stock as to dividends and assets on liquidation.

    The Stockholders will have one vote per share at the Special Meeting. See "Information About the Special Meeting--Outstanding Securities and Voting Rights."

DESCRIPTION OF HOLDCO CAPITAL STOCK
    GENERAL

    The HoldCo Charter will provide for an authorized capitalization consisting of (i) 150,000,000 shares of HoldCo Common Stock, par value $5 per share, and
(ii) 10,000,000 shares of preferred stock, without par value ("HoldCo Preferred Stock").

    As of the Record Date, 100 shares of HoldCo Common Stock were outstanding and held by NYSEG, and no other shares of HoldCo capital stock were issued or outstanding.

    The HoldCo Charter will provide that, to the extent permitted by the BCL, the Board of Directors of HoldCo is authorized, at any time or from time to time, to establish and designate one or more series of HoldCo Preferred Stock and to fix the number of shares and the relative rights, preferences and limitations of each such series.

    DIVIDENDS

    Dividends on HoldCo Common Stock will be paid if, when and as determined by the Board of Directors of HoldCo from time to time out of funds legally available therefor. The HoldCo Charter will not contain certain restrictions on the declaration, payment and amount of dividends on common stock as are contained in the NYSEG Charter. See "The Restructuring--Dividend Policy."

    VOTING RIGHTS

    Holders of HoldCo Common Stock are entitled to one vote for each share held by them on all matters submitted to the stockholders of HoldCo. The HoldCo Charter will provide for the adoption of a plan of merger or consolidation by the affirmative vote of stockholders entitled to cast a majority of the votes; in the absence of such provision a two-thirds vote would be required. Holders of HoldCo Common Stock will not have cumulative voting rights in the election of directors. The HoldCo Charter will require the affirmative vote of the stockholders entitled to cast at least three-fourths of the votes entitled to be cast in order to alter, amend, repeal, or adopt any provision inconsistent with, certain specified provisions of the HoldCo By-Laws. HoldCo's Board of Directors will be divided into three classes serving staggered three year terms. See "The Restructuring--Possible Anti-takeover Effects."

    LIQUIDATION

    In the event of any liquidation, dissolution or winding up of HoldCo, either voluntary or involuntary, after payment or provision for payment shall have been made of the amounts to which the holders of HoldCo Preferred Stock shall be entitled under the provisions of any series of HoldCo Preferred Stock established by the Board of Directors, the holders of HoldCo Common Stock will be entitled, to the exclusion of the holders of the HoldCo Preferred Stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of HoldCo available for distribution.

    PREEMPTIVE AND OTHER RIGHTS

    The holders of HoldCo capital stock will not be entitled to any preemptive rights to subscribe for or purchase any part of any issue, sale or offering of any shares of HoldCo of any class or series, now or hereafter authorized, or of any options, warrants or rights to subscribe for or purchase any such shares, or of any securities convertible into, exchangeable for, or carrying options, warrants or rights to subscribe for or purchase, any such shares, regardless of whether such issue, sale or offering is for cash, property, services or otherwise. The HoldCo Common Stock is not subject to redemption or to any further calls or assessments and is not entitled to the benefit of any sinking fund provisions. The shares of HoldCo Common Stock to be issued in connection with the Share Exchange when issued will be fully paid and non-assessable.

POSSIBLE ANTI-TAKEOVER EFFECTS

    Certain provisions of the HoldCo Charter, the HoldCo By-Laws, the BCL and the PSL could be deemed to have the effect of delaying, discouraging or preventing tender offers or other unsolicited attempts to take over and acquire the business of HoldCo on terms which some stockholders might believe to be in their best interests. By discouraging potential takeover bids, these provisions might diminish the opportunity for HoldCo's stockholders to sell their shares at a premium over then prevailing market prices. It was determined to include provisions in the HoldCo Charter and HoldCo By-Laws that might have such anti-takeover effects in order to ensure that the Board of Directors have the ability to evaluate any proposed acquisition or change in control of HoldCo in light of the interests of the Company and all of its constituencies without being subject to undue pressure.

    Set forth below is a discussion of the possible anti-takeover effects of such provisions of the HoldCo Charter, the HoldCo By-Laws, the BCL and the PSL. Reference is hereby made, and the following discussion is qualified in its entirety by reference, to the full texts of the HoldCo Charter and the HoldCo By-Laws, which are attached hereto as Exhibits B and C, respectively, and to the relevant provisions of the BCL and the PSL.

    HOLDCO DIRECTORS

    The HoldCo By-Laws will provide that HoldCo directors may only be removed by holders of a majority of shares of HoldCo Common Stock for cause and only at a meeting of stockholders. Stockholders would be unable to remove a director without cause and hence would have more difficulty in forcing changes in the composition of the majority of the Board of Directors. In addition, the HoldCo Charter and By-Laws will not provide for a minimum and maximum number of directors and the HoldCo By-Laws will not permit stockholders to increase or decrease the number of directors. Such provisions would encourage any person who may be attempting to take over HoldCo, including those holding a majority of shares, to deal with the then current Board of Directors. Stockholders would be required to amend the By-Laws, which would require a supermajority vote, in order to decrease or increase the number of directors. The HoldCo By-Laws will provide that newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors of HoldCo resulting from death, resignation, removal or disability, or any other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders. Such provisions could have the effect of discouraging unsolicited takeover proposals for HoldCo.

    ADVANCE NOTICE PROCEDURES

    The HoldCo By-Laws will contain certain advance notice procedures which stockholders must comply with in order to make nominations of candidates for election as directors of HoldCo or to bring other business before an annual meeting of stockholders of HoldCo (the "Advance Notice Procedures").

    The Advance Notice Procedures will provide that only persons who are nominated by, or at the direction of, the Board of Directors of HoldCo, or by a stockholder who has given written, timely notice meeting certain requirements to the Secretary of HoldCo, will be eligible for election as directors of HoldCo. The Advance Notice Procedures will also provide that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors of HoldCo, or by a stockholder who has given written, timely notice meeting certain requirements to the Secretary of HoldCo of such stockholder's intention to bring such business before such annual meeting.

Under the Advance Notice Procedures, in order to be timely, notice of stockholder nominations to be made at, or notice of business to be brought before, an annual meeting must be received by HoldCo not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that, in the event that the annual meeting is called for a date that is not within 30 calendar days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. These by-law provisions will provide a more orderly procedure for conducting stockholder meetings and will provide the Board of Directors with a meaningful opportunity prior to stockholder meetings to inform stockholders, to the extent deemed necessary or desirable by the Board of Directors, of any business proposed to be conducted at such meetings, together with any recommendation of the Board of Directors. Also, by requiring advance notice of nominations by stockholders, these by-law provisions will afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders about such qualifications.

    Although the Advance Notice Procedures will not give the HoldCo Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or business to be brought before the annual meeting, they may have the effect of precluding a contest for the election of directors or the consideration of business if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to HoldCo and its stockholders. The Advance Notice Procedures may also provide sufficient time for HoldCo to institute litigation or take other appropriate steps to prevent the nominee of a stockholder attempting to acquire control of HoldCo or the Board of Directors from being elected or serving, or to respond or prevent such business from being acted upon, if such action is thought to be necessary or desirable for any reason.

    SPECIAL MEETINGS OF STOCKHOLDERS AND RIGHT TO ACT BY UNANIMOUS WRITTEN
     CONSENT

    The HoldCo By-Laws will provide that special meetings of stockholders may be called only by the Chairman or by the President, and shall be called by the Chairman or the President or Secretary at the request in writing of a majority of the Board of Directors. Stockholders will not be permitted to call, or to require that the Board of Directors call, a special meeting of stockholders. Moreover, the business permitted to be transacted at a special meeting of stockholders will be limited to business that is specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or the Board of Directors or otherwise properly brought before the special meeting by or at the direction of the Board of Directors. A stockholder will be unable to force stockholder consideration of a proposal over the opposition of the Board of Directors of HoldCo by calling a special meeting of stockholders.

    In addition, HoldCo's Charter will provide that the stockholders may take action without a meeting by written consent, but only if such consent is signed by the holders of all outstanding shares entitled to vote thereon. Such provision of the HoldCo Charter, together with the provisions relating to the calling of special meetings described above, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting and would prevent the holders of less than all of the outstanding shares entitled to vote thereon from using the written consent procedure to take stockholder action.

    CLASSIFIED BOARD OF DIRECTORS

    The BCL provides that a board of directors may be classified into three classes, serving staggered three-year terms. The HoldCo Charter will provide that HoldCo's Board of Directors will be classified into three classes. HoldCo's classified Board of Directors will provide a greater likelihood of continuity, knowledge and experience on the Board of Directors because at any one time, one-third of the Board of Directors would be in its second year of service and one-third would be in its third year of service. A classified Board would cause any person who may be attempting to take over HoldCo, including those holding a majority of shares, to deal with the then current Board of Directors. Generally, such a person would be unable to force immediate changes in the composition of the majority of the Board of Directors since the terms of approximately one-third of the incumbent directors would expire each year and it would require at least two annual meetings for such person to change a majority of the Board of Directors, as opposed to being able to achieve control in one annual meeting. Similarly, an attempt to amend the HoldCo Charter to eliminate the classified board provision would require at least two annual meetings, since under New York law, the HoldCo Charter could only be amended if authorized by the HoldCo Board of Directors followed by a vote of the stockholders and it would require any person attempting to so amend the HoldCo Charter to control a majority of the votes of HoldCo's Board of Directors, which as discussed above, would require at least two annual meetings to achieve. These provisions could have the effect of discouraging unsolicited takeover proposals for HoldCo or impeding a business combination between HoldCo and a significant stockholder.

    NO CUMULATIVE VOTING

    The HoldCo Charter will not provide for cumulative voting in the election of directors. Cumulative voting means that the total number of votes which a holder of common stock may cast for the election of directors shall equal the number of directors to be elected multiplied by the number of shares held, and such stockholder may cast all of such votes for a single nominee for director or may distribute them among all or several nominees, as such stockholder sees fit.

    Under cumulative voting, it is possible for representation on a board of directors to be obtained by an individual or group of individuals who own less than a majority of the voting stock. Such a stockholder or group may have interests and goals which are not consistent with, and indeed may be in conflict with, those of a majority of stockholders. The Board of Directors of HoldCo believes that each director should represent all of the stockholders, rather than the interests of any special constituency, and that the presence on the Board of Directors of HoldCo of one or more directors representing such a constituency could disrupt or impair the efficient management of HoldCo. The lack of cumulative voting could discourage the accumulation of blocks of HoldCo Common Stock and therefore could tend to make temporary increases in the market price of HoldCo Common Stock, which could result therefrom, less likely to occur.

    AUTHORIZED SHARES

    HoldCo will be authorized to issue significantly more shares of common stock than NYSEG. After the Effective Time, HoldCo will have authorized and unissued approximately 83,000,000 shares of HoldCo Common Stock and 10,000,000 shares of HoldCo Preferred Stock.

    The Board of Directors of HoldCo will have the authority to issue the unissued HoldCo Common Stock, or any part thereof, and, to the extent permitted by the BCL, the full authority to determine the terms of any series of the HoldCo Preferred Stock without further action by the stockholders except as required by law or applicable stock exchange requirements. For example, the NYSE, on which the HoldCo Common Stock will be listed, currently specifies stockholder approval as a prerequisite for listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares outstanding by 20% or more.

    Although HoldCo has no current plans for the issuance of any additional HoldCo Common Stock or HoldCo Preferred Stock (other than HoldCo Common Stock in connection with the Share Exchange and pursuant to the Common Stock Plans), such shares could be used in connection with acquisitions of stock or assets of other companies, to provide funds for construction of facilities and/or other corporate purposes. Dividend requirements and any redemption, sinking fund or conversion provision pertaining to shares of the HoldCo Preferred Stock, if authorized and issued, may have an adverse effect on the availability of earnings for distribution to holders of HoldCo Common Stock and for use with respect to other corporate purposes. While there is no present intention to issue such shares except as set forth above, the number of authorized shares of HoldCo Common Stock and shares of HoldCo Preferred Stock will insure that shares will be available, if needed, for issuance in connection with raising additional capital, acquisitions, and other corporate purposes and, in the case of HoldCo Common Stock, to support the issuance of HoldCo Preferred Stock or other securities convertible into or exercisable for HoldCo Common Stock.

    An effect of having authorized but unissued shares of HoldCo Common Stock and HoldCo Preferred Stock may be to enable the HoldCo Board of Directors to discourage an unsolicited takeover attempt or other transaction to obtain control of HoldCo or to make such transaction more difficult to complete. Such HoldCo Common Stock or HoldCo Preferred Stock might be issued by the HoldCo Board of Directors without stockholder approval in a manner which might prevent the completion of such takeover transaction or which might make the completion of such takeover transaction more difficult or costly by diluting the voting or other rights of the proposed acquiror. Although the Board of Directors of HoldCo currently has no intention of doing so, shares of HoldCo Preferred Stock could be issued in a manner which could have the effect of discouraging unsolicited takeover attempts that the Board of Directors of HoldCo does not believe are in the best interests of stockholders. Such HoldCo Preferred Stock could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert HoldCo Preferred Stock into a large number of HoldCo Common Stock or other securities, to require redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede an unsolicited takeover that the Board of Directors of HoldCo determines are not in the best interests of stockholders. In addition, the authorized but unissued HoldCo Common Stock or HoldCo Preferred Stock could be used in connection with the adoption of a rights plan, pursuant to which the HoldCo Board of Directors could issue rights granting the holders thereof, other than a person acquiring in excess of a specified percentage of shares of HoldCo Common Stock without the consent of the HoldCo Board of Directors, a right to purchase from HoldCo additional shares of HoldCo Common Stock (or their equivalent) at a price below the then current market price for such shares. The effect of such a plan would be to discourage any person from acquiring shares in excess of such specified percentage without the approval of the HoldCo Board of Directors.

    SUPERMAJORITY APPROVAL REQUIRED FOR CERTAIN AMENDMENTS TO HOLDCO BY-LAWS

    In general, approval of amendments to the HoldCo By-Laws will require the affirmative vote of a majority of the Board of Directors or the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast. The HoldCo Charter and the HoldCo By-Laws will require supermajority stockholder approval for the alteration, amendment, repeal of, or the adoption of any provision inconsistent with, certain specified provisions of the HoldCo By-Laws. Such by-law amendments will require the affirmative vote of the stockholders entitled to cast at least three-fourths of the votes entitled to be cast.

    The HoldCo By-Law provisions which will not be able to be amended without a supermajority vote relate generally to the Advance Notice Procedures, special meetings of stockholders, the structure of the HoldCo Board of Directors, and the amendment of the supermajority requirements. Since the supermajority requirements will make it more difficult to amend such provisions, the supermajority requirements could have the effect of discouraging unsolicited takeover proposals for HoldCo that the Board of Directors of HoldCo determines are not in the best interests of stockholders.

    BCL SECTION 912

    Section 912 of the BCL prohibits a resident domestic corporation (a New York corporation which has certain additional connections with New York) from engaging in a business combination (as defined in Section 912) with an interested stockholder (generally, the beneficial owner of 20% or more of a corporation's voting stock) for five years following the time such stockholder became an interested stockholder unless prior to the time that the stockholder became an interested stockholder, the corporation's board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. After the expiration of the five-year period, such business combinations may occur only if approved by a majority vote of disinterested stockholders, or if specific requirements as to consideration paid to holders of common stock and preferred stock are met.

    REGULATORY APPROVAL OF A MERGER OR TAKEOVER INVOLVING HOLDCO

    Under Section 70 of the PSL, no gas corporation or electric corporation may directly or indirectly acquire the stock or bonds of any other corporation incorporated for, or engaged in, the same or a similar business unless authorized by the PSC. That statute also provides that, in general, no stock corporation of any description, domestic or foreign, other than a gas corporation or electric corporation, may purchase or acquire, take or hold, more than ten percent (10%) of the voting capital stock of any gas corporation or electric corporation organized or existing under or by virtue of the laws of New York State unless with the consent of, and subject to the terms and conditions set by, the PSC. No consent may be given by the PSC to any such acquisition under Section 70 of the PSL unless it has been shown that such acquisition is in the public interest. An "electric corporation" is defined to generally include any corporation, company, partnership and person owning, operating or managing any electric plant. A "gas corporation" is defined to generally include any corporation, company, partnership and person owning, operating or managing any gas plant. In the event of a merger, consolidation or takeover transaction involving HoldCo, any regulatory approvals required for such a transaction would depend on the structure and other details of the transaction. The necessary approvals could include approval of the PSC under Section 70 of the PSL.

COMPARISON OF NYSEG COMMON STOCK AND HOLDCO COMMON STOCK

    As New York corporations, both NYSEG and HoldCo are governed primarily by the BCL. Holders of NYSEG Common Stock, whose rights as Stockholders are currently governed by the NYSEG Charter and the By-Laws of NYSEG (the "NYSEG By-Laws"), will become as a result of the Share Exchange holders of HoldCo Common Stock, whose rights as stockholders will be governed by the HoldCo Charter and the HoldCo By-Laws. Certain differences arise due to this change in governing charters and by-laws. The following discussion is not intended to be a complete statement of all differences affecting the rights of stockholders, but summarizes certain differences between the rights of the holders of HoldCo Common Stock and the rights of Stockholders. This discussion is qualified in its entirety by reference to the full texts of the HoldCo Charter, HoldCo By-Laws, the NYSEG Charter, and the NYSEG By-Laws. The HoldCo Charter and the HoldCo By-Laws are attached hereto as Exhibits B and C, respectively. The NYSEG Charter and the NYSEG By-Laws in effect on the date hereof are included as exhibits to NYSEG's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference.

    RESTRICTIONS ON DIVIDENDS

    The NYSEG Charter contains certain restrictions which limit the declaration, payment and amount of dividends on NYSEG Common Stock and the HoldCo Charter will not contain any such restrictions on HoldCo Common Stock dividends. See "The Restructuring--Dividend Policy" and "--Description of HoldCo Capital Stock."

    REMOVAL OF DIRECTORS; CUMULATIVE VOTING; FILLING OF VACANCIES

    The HoldCo By-Laws will permit holders of a majority of the shares of HoldCo Common Stock to remove directors of HoldCo only for cause and only at a meeting of stockholders.

    The NYSEG Charter and By-Laws by their terms permit Stockholders holding a majority of the shares of NYSEG Common Stock to remove directors of NYSEG with or without cause and at a meeting of Stockholders or by written consent. However, Section 706(c)(1) of the BCL provides that in the case of a corporation having cumulative voting, no director may be removed when the votes cast against his removal would be sufficient to elect him if voted cumulatively in an election at which the same total number of votes were cast and the entire board, or the entire class of directors of which he is a member, were then being elected. NYSEG's Charter and By-Laws provide for cumulative voting. Because
Section 706(c)(1) is inconsistent with NYSEG's Charter and By-Law provisions authorizing a majority of the shares of NYSEG Common Stock to remove directors of NYSEG with or without cause, NYSEG believes that such NYSEG Charter and By-Law provisions are invalid and inoperative. HoldCo's Charter and By-Laws will not provide for cumulative voting.

    HoldCo's By-Laws will provide that any vacancies on the Board of Directors of HoldCo resulting from removal will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders, while the NYSEG By-Laws provide that a vacancy caused by the removal by Stockholders of a director with or without cause may be filled by the Stockholders. See "The Restructuring--Possible Anti-takeover Effects."

    NUMBER OF DIRECTORS

    The NYSEG Charter and By-Laws provide for a minimum and maximum number of directors and the HoldCo Charter and By-Laws will contain no such provision. The HoldCo By-Laws, unlike those of NYSEG, will not permit stockholders to increase or decrease the number of directors. See "The Restructuring--Possible Anti-takeover Effects."

    ADOPTION OF PLAN OF MERGER BY MAJORITY VOTE

    The HoldCo Charter will provide for the adoption of a plan of merger or consolidation by affirmative vote of stockholders entitled to cast a majority of the votes; in the absence of such provision a two-thirds vote would be required. The NYSEG Charter contains no such provision. See "The Restructuring-- Description of HoldCo Capital Stock."

    AUTHORIZED SHARES

    HoldCo will be authorized to issue significantly more shares of common stock than NYSEG and the Board of Directors of HoldCo will have, to the extent permitted by the BCL, full authority to determine the terms of any series of HoldCo Preferred Stock. See "The Restructuring--Possible Anti-takeover Effects."

    AMENDMENTS TO CERTAIN HOLDCO BY-LAW PROVISIONS

    HoldCo's Charter and By-Laws will require supermajority stockholder approval for amendments to certain specified provisions of the HoldCo By-Laws. See "The Restructuring--Possible Anti-takeover Effects."

TREATMENT OF NYSEG PREFERRED STOCK

    The Share Exchange will not result in any change in the outstanding NYSEG Preferred Stock, several series of which are listed on the NYSE. The shares of NYSEG Preferred Stock issued and outstanding immediately prior to the Share Exchange will not be converted or otherwise affected by the Share Exchange and will continue as equity securities of NYSEG with the same preferences, designations, relative rights, privileges and powers, and subject to the same restrictions, limitations and qualifications, as were applicable to such securities prior to the Share Exchange. The decision to have the NYSEG Preferred Stock continue as securities of NYSEG is based upon a desire not to alter, or potentially alter, the nature of the investment represented by such fixed income securities, namely a direct investment in a regulated utility. It is anticipated that the current listings of some of NYSEG's Preferred Stock on the NYSE will continue after the Share Exchange. It is currently anticipated that NYSEG will continue to file reports pursuant to the Exchange Act.

    As to holders of NYSEG Preferred Stock, the benefits of continuing as investors in NYSEG's regulated utility business outweigh any loss of access to the return on NYSEG's subsidiaries. In that regard, investors in priority position securities, such as the holders of NYSEG Preferred Stock, benefit to the extent that such securities have been issued by the corporate entity that holds directly and/or has unrestricted access to the assets which generate a substantial portion of the net earnings of the enterprise. As discussed above under the caption "The Restructuring--Dividend Policy," the funds required to pay dividends on HoldCo Common Stock for a period of time following the Share Exchange are expected to be derived predominantly from dividends paid by NYSEG. If the NYSEG Preferred Stock also were to be exchanged pursuant to the Share Exchange and become preferred stock of HoldCo, the funds required to pay dividends on that preferred stock would also be derived predominantly from dividends paid by NYSEG.

    Although it has no present intention to do so, it is possible that NYSEG may need to issue preferred stock in the future to meet its capital requirements. The preferred stock that would be issued by NYSEG would have preference over the NYSEG Common Stock and NYSEG Preference Stock, if any, as to the payment of dividends and, therefore, would reduce the amount of funds available to NYSEG for the payment of dividends to HoldCo. As a result, the conversion of the NYSEG Preferred Stock to HoldCo Preferred Stock would result in the dividend payments and distributions upon liquidation with respect to those shares being subordinated to the dividend and distribution rights of the newly created preferred stock of NYSEG.

TREATMENT OF NYSEG INDEBTEDNESS

    The Share Exchange will not result in any change in the outstanding indebtedness of NYSEG which will continue to be obligations of NYSEG after the Share Exchange. NYSEG's first mortgage bonds will continue to be secured by a first mortgage lien on all of the properties of NYSEG that are currently subject to such lien other than the Generation Assets transferred to GenSub and released from the lien of NYSEG's first mortgage bond indenture. Such indebtedness will be neither assumed nor guaranteed by HoldCo in connection with the Share Exchange. The decision to have such indebtedness of NYSEG continue as obligations of NYSEG is based upon a desire not to alter, or potentially alter, the nature of the investment represented by such fixed income obligations, namely a direct investment in a regulated utility.

CERTAIN INCOME TAX CONSEQUENCES

    GENERAL

    The following general discussion summarizes certain income tax considerations relating to the Restructuring. This discussion is included for general information only. It does not discuss all aspects of income taxation that may be relevant to a particular Stockholder in light of the personal tax circumstances of the Stockholder or to certain types of Stockholders subject to special treatment under the income tax laws.

    Statements of legal conclusion regarding federal tax treatments, effects or consequences reflect the opinion of Huber Lawrence & Abell, General Counsel for the Company. No rulings have been requested from the Internal Revenue Service. Accordingly, each Stockholder should consult his or her own tax advisor as to the specific tax consequences to him or her, including the application and effect of state or local income and other tax laws.

    The following discussion is based on existing statutory provisions, existing and proposed regulations and existing administrative interpretations and court decisions. Future legislation, regulations, administrative interpretations or court decisions could significantly change such authorities either prospectively or retroactively.

    For federal income tax purposes, the Share Exchange is intended to qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

    TAX IMPLICATIONS TO THE STOCKHOLDERS

    For federal income tax purposes, no gain or loss will be recognized by the Stockholders from the Share Exchange. The tax basis of the HoldCo Common Stock received by each Stockholder will be the same as the Stockholder's basis in the NYSEG Common Stock surrendered in the Share Exchange. The holding period of the HoldCo Common Stock held by each Stockholder for determining long-term capital gains for federal income tax purposes will include the period during which such Stockholder held the NYSEG Common Stock, provided that the NYSEG Common Stock was held as a capital asset on the date of the Share Exchange.

    For federal income tax purposes, a dissenting Stockholder who receives payment for his or her shares upon exercise of his or her right of appraisal may recognize capital gain or loss thereon measured by the difference between the basis for his or her shares and the amount of payment received. Due to the individual nature of tax consequences, each such Stockholder is urged to consult his or her own tax advisor as to the particular tax consequences to him or her of dissenting from the Plan of Exchange, including the effect and applicability of federal, state, local, foreign and other tax laws.

    TAX IMPLICATIONS TO HOLDCO

    No gain or loss will be recognized by HoldCo for federal income tax purposes upon receipt of the NYSEG Common Stock. For federal income tax purposes, the basis of the NYSEG Common Stock received by HoldCo will be the same as NYSEG's net asset basis immediately after the Share Exchange, subject to certain adjustments under Treasury Regulations relating to consolidated groups, and HoldCo's holding period in the NYSEG Common Stock received in the Share Exchange includes the period during which such stock was held by Stockholders.

    TAX IMPLICATIONS TO NYSEG IN CONNECTION WITH THE TRANSFER OF THE GENERATION
     ASSETS TO GENSUB

    The transfer of the Generation Assets to GenSub will result in no adverse federal income tax consequences to NYSEG. In general, it will have no net impact on the determination of the enterprise's taxable income for federal income tax purposes.

    OTHER TAX ASPECTS

    Apart from federal income tax aspects, no attempt has been made to determine any tax that may be imposed on a Stockholder by the country, state or jurisdiction in which such Stockholder resides or is a citizen. Stockholders may be subject to other taxes, such as state or local income taxes that may be imposed by various jurisdictions. Such Stockholders may also be subject to intangible property, estate and inheritance taxes in their state of domicile. Such Stockholders should consult their own tax advisors with regard to state and local income, inheritance and estate taxes.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY, AND DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY FOREIGN, FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF STOCK IN NYSEG OR HOLDCO EITHER BEFORE OR AFTER THE SHARE EXCHANGE. ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE SHARE EXCHANGE OR SUCH DISPOSITION OF STOCK.

LEGAL OPINIONS

    The validity of the HoldCo Common Stock will be passed upon for the Company by Huber Lawrence & Abell, General Counsel for the Company.

EXPERTS

    The consolidated financial statements and related financial statement schedule of NYSEG incorporated in this Proxy Statement and Prospectus by reference from NYSEG's Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent public accountants, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

    Statements made herein and in the documents incorporated by reference in this Proxy Statement and Prospectus as to matters of law and legal conclusions have been reviewed by Huber Lawrence & Abell, General Counsel of the Company, and have been made in reliance upon their authority as experts. As of September 30, 1997, members of the firm of Huber Lawrence & Abell who participated in the preparation of this Proxy Statement/Prospectus owned 2,058 shares of NYSEG Common Stock.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters of business to be presented for action at the meeting. However, the enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

                              COST OF SOLICITATION

    The accompanying proxy is solicited on behalf of the Board of Directors. The costs of this solicitation, including reimbursement of charges of brokerage houses and others for their expenses in forwarding proxy materials to beneficial owners of stock, will be paid by NYSEG. Directors, officers, and employees of NYSEG may solicit proxies by telephone, telegram or in person, without
additional compensation. In addition, NYSEG has retained                 to aid
in the solicitation of proxies at a fee of not to exceed $      , plus
reimbursement for out-of-pocket expenses incurred by that firm on behalf of NYSEG.

                                          By Order of the Board of Directors

                                          DANIEL W. FARLEY,

                                          VICE PRESIDENT AND SECRETARY

Dated:       , 1997

                                    GLOSSARY

TERM                                                                                                            PAGE
-----------------------------------------------------------------------------------------------------------     -----
1995 Electric Settlement...................................................................................          20
Advance Notice Procedures..................................................................................          33
BCL........................................................................................................          15
CalEnergy..................................................................................................          11
Commission.................................................................................................           4
Common Stock Plans.........................................................................................          28
Company....................................................................................................           1
Competitive Opportunities Order............................................................................          19
Competitive Opportunities Proceeding.......................................................................          18
Diversification Order......................................................................................          17
Dividend Reinvestment Plan.................................................................................          28
Effective Time.............................................................................................          15
Employee Plans.............................................................................................          28
Energy Act.................................................................................................          19
Enterprises................................................................................................          14
Exchange Act...............................................................................................           4
FERC.......................................................................................................           8
Generation Assets..........................................................................................          14
GenSub.....................................................................................................          14
HoldCo.....................................................................................................           1
HoldCo By-Laws.............................................................................................          10
HoldCo Charter.............................................................................................          10
HoldCo Common Stock........................................................................................           1
HoldCo Preferred Stock.....................................................................................          32
Holding Company Act........................................................................................           8
March Order................................................................................................          20
NMP2.......................................................................................................          23
NRC........................................................................................................           8
NUG........................................................................................................          23
NYSE.......................................................................................................           4
NYSEG......................................................................................................           1
NYSEG By-Laws..............................................................................................          37
NYSEG Charter..............................................................................................           9
NYSEG Common Stock.........................................................................................           1
NYSEG Preference Stock.....................................................................................          15
NYSEG Preferred Stock......................................................................................          15
NYSEGPlan..................................................................................................          19
Plan of Exchange...........................................................................................           1
Price Cap Period...........................................................................................          20
PSC........................................................................................................           8
PSL........................................................................................................           9
PURPA......................................................................................................          19
Record Date................................................................................................          12
Registration Statement.....................................................................................           4
Restructuring..............................................................................................          14
Restructuring Agreement....................................................................................           8
SEC........................................................................................................           4
Securities Act.............................................................................................           4
Share Exchange.............................................................................................           1
Special Meeting............................................................................................           1
SRC........................................................................................................          14
Stockholders...............................................................................................          12
TRASOP.....................................................................................................          28
XENERGY....................................................................................................          17

                                   EXHIBIT A

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                       OF

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

                                      AND

                              NGE RESOURCES, INC.

    This Agreement and Plan of Share Exchange (the "Plan of Exchange") is dated
and executed as of the          day of            , 1997 by and between New York
State Electric & Gas Corporation, a New York corporation and NGE Resources, Inc., a New York corporation.

    1. The name of the acquiring corporation is NGE Resources, Inc. (the "Acquiring Corporation"). The name of the subject corporation is New York State Electric & Gas Corporation (the "Subject Corporation"). The name under which the Subject Corporation was originally formed was the Ithaca Gas Light Company.

    2. The designation and number of outstanding shares of capital stock of the Subject Corporation are as follows: Common Stock, $6.66 2/3 par value per share, each of which is entitled to one vote and of which 67,502,827 shares are outstanding ("Subject Corporation Common Stock"); 3.75% Serial Preferred Stock, $100.00 par value per share, of which 150,000 shares are outstanding; 4 1/2% Serial Preferred Stock (Series 1949), $100.00 par value per share, of which 40,000 shares are outstanding; 4.15% Serial Preferred Stock, $100.00 par value per share, of which 14,000 shares are outstanding; 4.40% Serial Preferred Stock, $100.00 par value per share, of which 55,200 shares are outstanding; 4.15% Serial Preferred Stock (Series 1954), $100.00 par value per share, of which 35,200 shares are outstanding; 6.48% Serial Preferred Stock, $100.00 par value per share, of which 300,000 shares are outstanding; 6.30% Serial Preferred Stock, $100.00 par value per share, of which 250,000 shares are outstanding; Adjustable Rate Serial Preferred Stock, Series B, $25.00 par value per share, of which 2,000,000 shares are outstanding; and 7.40% Serial Preferred Stock, $25.00 par value per share, of which 1,000,000 are outstanding (said series of preferred stock are collectively referred to herein as "Subject Corporation Preferred Stock"). The Subject Corporation is also authorized by its Restated Certificate of Incorporation to issue Preference Stock (Cumulative, $100 Par Value) ("Subject Corporation Preference Stock"), none of which is outstanding. The number of shares set forth in this paragraph is subject to change prior to the Effective Time (as defined below) insofar as the Subject Corporation may during said period issue Subject Corporation Preference Stock, issue additional Subject Corporation Common Stock and Subject Corporation Preferred Stock and may reacquire Subject Corporation Preferred Stock and may repurchase Subject Corporation Common Stock.

    The designation and number of outstanding shares of the Acquiring Corporation are: Common Stock, $5 par value per share (the "Acquiring Corporation Common Stock"), of which 100 shares are outstanding; and Preferred Stock, no par value per share (the "Acquiring Corporation Preferred Stock"), none of which are outstanding. The number of shares set forth in this paragraph is subject to change prior to the Effective Time (as defined below) insofar as the Acquiring Corporation may during said period issue Acquiring Corporation Preferred Stock and additional Acquiring Corporation Common Stock.

    In accordance with the provisions of Section 913(c) of the New York Business Corporation Law ("BCL"), this Plan of Exchange shall be submitted to the holders of the Subject Corporation Common Stock for their approval and adoption. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Subject Corporation Common Stock shall be necessary to approve and adopt this Plan of Exchange.

    3. Upon the time of filing of a Certificate of Exchange in connection with the share exchange contemplated hereby (the "Share Exchange") by the Department of State of the State of New York (the "Effective Time"):

        (a) Each share of Subject Corporation Common Stock outstanding at the Effective Time shall, by operation of law and without further action, be exchanged for one share of Acquiring Corporation Common Stock, subject to dissenting shareholders' rights under Sections 623 and 910 of the BCL ("Dissenter's Rights");

        (b) Each share of Acquiring Corporation Common Stock outstanding immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Acquiring Corporation Common Stock;

        (c) Each share of Subject Corporation Common Stock held in the treasury of the Subject Corporation immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Subject Corporation Common Stock; and

        (d) Immediately after the Effective Time, all of the outstanding shares of Subject Corporation Common Stock will be held by the Acquiring Corporation, and all of the outstanding shares of Acquiring Corporation Common Stock will be held by the holders of shares of Subject Corporation Common Stock that were outstanding immediately prior to the Effective Time (subject to Dissenter's Rights). Each holder of Subject Corporation Common Stock who properly exercises Dissenter's Rights shall have the right to receive payment of the fair value of the holder's Subject Corporation Common Stock in accordance with the provisions of Sections 623 and 910 of the BCL.

    4. Shares of Subject Corporation Preferred Stock shall not be exchanged or otherwise affected by this Plan of Exchange. Each share of Subject Corporation Preferred Stock outstanding immediately prior to the Effective Time shall continue to be outstanding following the Effective Time.

    5. Each outstanding certificate which immediately prior to the Effective Time represents Subject Corporation Common Stock shall, without any further action on the part of the holder thereof, be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Acquiring Corporation Common Stock as though a surrender or transfer and exchange had taken place.

    6. At the Effective Time, the Acquiring Corporation will succeed to and assume the Subject Corporation's Tax Deferred Savings Plan for Salaried Employees, Tax Deferred Savings Plan for Hourly Paid Employees, Employees' Stock Purchase Plan, Tax Reduction Act Employee Stock Ownership Plan, Dividend Reinvestment and Stock Purchase Plan and 1997 Stock Option Plan (collectively referred to as the "Plans"); and, by virtue of the Share Exchange and without any action on the part of the holder thereof, each option or right under the Plans to purchase shares of Subject Corporation Common Stock granted and outstanding immediately prior to the Effective Time shall be converted into and become an option or right to purchase an equivalent number of shares of Acquiring Corporation Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as applicable immediately prior to the Effective Time under the relevant option or right.

    The Acquiring Corporation will reserve, for purposes of the Plans, a number of shares of Acquiring Corporation Common Stock equivalent to the number of shares of Subject Corporation Common Stock reserved by the Subject Corporation for such purposes immediately prior to the Effective Time.

    7. The Plan of Exchange shall be conditioned upon:

        (a) Receipt of the requisite vote of shareholders of the Subject Corporation pursuant to Section 913(c)(2) of the BCL;

        (b) Effectiveness of a registration statement under the Securities Act of 1933 relating to Acquiring Corporation Common Stock to be issued or reserved for issuance in connection with the Share Exchange;

        (c) Approval for listing, on official notice of issuance, of such shares of Acquiring Corporation Common Stock on the New York Stock Exchange;

        (d) Receipt of an opinion of counsel covering certain United States federal income tax matters;

        (e) Receipt of an opinion of counsel as to the legality of Acquiring Corporation Common Stock issuable in connection with the Share Exchange; and

        (f) Receipt of all consents and approvals of federal or state regulatory authorities that are necessary and appropriate for the consummation of the Share Exchange, in form and substance satisfactory to the Subject Corporation and the Acquiring Corporation.

    8. At any time prior to the Effective Time, this Plan of Exchange may be amended or modified by mutual consent of the respective Boards of Directors of the Subject Corporation and the Acquiring Corporation; provided, however, once the Plan of Exchange is approved by the common shareholders of the Subject Corporation, no amendment or modification may be made that either changes the number or kind of shares to be received by the Subject Corporation Common Shareholders pursuant to the Plan of Exchange or affects the rights of any shareholder of the Subject Corporation in any manner that is materially adverse to such shareholder in the judgment of the Board of Directors of the Subject Corporation. The Plan of Exchange may be abandoned by resolution approved by the Board of Directors of either the Subject Corporation or the Acquiring Corporation, at any time before the Effective Time, whether or not the shareholders of the Subject Corporation have cast their votes with regard to the Plan of Exchange.

    9. The Subject Corporation and the Acquiring Corporation, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Share Exchange and the other transactions contemplated by this Plan of Exchange. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan of Exchange, the officers and directors of each of the Acquiring Corporation and the Subject Corporation shall take such further action.

    10. The Plan of Exchange was duly adopted by the Board of Directors of the Subject Corporation on October 10, 1997.

    11. The Plan of Exchange was duly adopted by the Board of Directors of the Acquiring Corporation on September 25, 1997.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan of Exchange to be duly executed by their respective duly authorized representatives as of the date first above written.

                                NGE RESOURCES, INC.

                                By:
                                     -----------------------------------------

                                NEW YORK STATE ELECTRIC &
                                GAS CORPORATION

                                By:
                                     -----------------------------------------

                                   EXHIBIT B

                                                                           DRAFT

                       RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              NGE RESOURCES, INC.

                            UNDER SECTION 807 OF THE

                            BUSINESS CORPORATION LAW

    The undersigned, being the       and       of NGE Resources, Inc., a New
York corporation, hereby certify:

    FIRST.  The name of the corporation is NGE Resources, Inc.

    SECOND. The Certificate of Incorporation of the corporation was filed by the Department of State on September 23, 1997.

    THIRD. The Certificate of Incorporation is amended or changed to effect one or more amendments or changes authorized by the Business Corporation Law of the State of New York, namely: to increase the aggregate number of shares which the corporation is authorized to issue by authorizing One Hundred Forty-Nine Million Nine Hundred Ninety-Nine Thousand Two Hundred (149,999,200) additional shares of Common Stock, with a par value of Five Dollars ($5) per share, and Nine Million Nine Hundred Ninety-Nine Thousand Eight Hundred (9,999,800) additional shares of Preferred Stock, without par value; to clarify the limitation on director liability; to delete the provision setting the minimum and maximum number of directors; to provide for the Board of Directors to be classified into three classes; to delete the supermajority requirement for a stockholder vote to amend certain provisions of the Certificate of Incorporation; to clarify the voting requirements for the amendment of the By-Laws; to provide for the amendment of certain By-Laws by the stockholders only upon the affirmative vote of the stockholders entitled to cast three-fourths of the votes entitled to be cast; to provide for the adoption of a plan of merger or consolidation by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast; and to provide that the stockholders may take action without a meeting on written consent, but only if such consent is signed by the holders of all outstanding shares entitled to vote thereon. The text of the Certificate of Incorporation is hereby restated as so amended or changed to read as follows:

    1. The name of the corporation is NGE Resources, Inc. (the "Corporation").

    2. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that any act or activity requiring the consent or approval of any state official, department, board, agency or other body shall not be engaged in without such consent or approval first being obtained.

    3. The office of the Corporation in the State of New York is located in the County of Albany.

    4. (A) The aggregate number of shares of stock which the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000) consisting of:

        (1) One Hundred Fifty Million (150,000,000) shares of Common Stock, with a par value of Five Dollars ($5) per share; and

        (2) Ten Million (10,000,000) shares of Preferred Stock, without par value.

      (B) The designations, relative rights, preferences and limitations of the shares of each class of stock are as follows:

        (1) COMMON STOCK

    Each share of Common Stock shall have one vote. Subject to any voting rights which may vest in holders of Preferred Stock under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided and except as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of Common Stock. Subject to the rights of the holders of Preferred Stock under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, the holders of Common Stock shall be entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment or provision for payment shall have been made of the amounts to which the holders of Preferred Stock shall be entitled under the provisions of any series of Preferred Stock established by the Board of Directors pursuant to authority herein provided, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

        (2) PREFERRED STOCK

    The Preferred Stock may be issued from time to time in one or more series. Each share of Preferred Stock of any particular series shall be identical in all respects with every other share of Preferred Stock of the same series. The Board of Directors is authorized, at any time or from time to time, to establish and designate one or more series of Preferred Stock and to fix the number of shares and the relative rights, preferences and limitations of each such series, subject to such limitations as may be prescribed by law and the provisions of this Article. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

        (a) The distinctive serial designation of the shares of the series by number, letter, title or other means which shall distinguish these shares from the shares of all other series;

        (b) The number of shares included in the series, which number (except where otherwise provided by the Board of Directors in creating the series) may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of the outstanding shares of such series) from time to time by the Board of Directors; provided that if the number of shares is decreased, the shares constituting such decrease shall be restored to the status of authorized but unissued shares of Preferred Stock;

        (c) The dividend rate for the shares of the series, which may be expressed in terms of a formula or other method by which such rate shall be calculated from time to time, and the dividend periods, including the dates on which such dividends shall be payable;

        (d) Whether dividends on the shares of the series shall be cumulative and, with respect to the shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series shall be cumulative;

        (e) The amount or amounts per share (plus all dividends accrued and in arrears thereon) which shall be paid out of the assets of the Corporation to the holders of the shares of the series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

        (f) The redemption price or prices, if any, for the series and the procedure or procedures for redemption of shares of such series;

        (g) The obligation, if any, of the Corporation to acquire shares of the series pursuant to a sinking fund and the terms and conditions upon which the shares of the series shall be acquired pursuant to such sinking fund;

        (h) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and terms and conditions of any adjustments thereof, upon which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of stock or shares of any other series of any class or any other securities or assets;

        (i) The voting rights, if any, of the shares of the series in addition to those provided by law; and

        (j) Any other relative rights, preferences, or limitations of the shares of the series not inconsistent herewith or with applicable law.

    5. No holders of shares of the Corporation of any class or series, now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any part of any issue, sale or offering of any shares of the Corporation of any class or series, now or hereafter authorized, or of any options, warrants or rights to subscribe for or purchase any such shares, or of any securities convertible into, exchangeable for, or carrying options, warrants or rights to subscribe for or purchase, any such shares, regardless of whether such issue, sale or offering is for cash, property, services or otherwise.

    6. To the fullest extent that New York law from time to time permits the elimination or limitation of the personal liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty as a director. No amendment or repeal of this Article 6 shall adversely affect any right of a director of the Corporation or the protection of a director of the Corporation from liability for acts or omissions that occur prior to the time of such amendment or repeal.

    7. The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated Class I, Class II and Class III. The three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors shall expire at the next succeeding annual meeting of stockholders, the second succeeding annual meeting of stockholders and the third succeeding annual meeting of stockholders, respectively. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. If the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders.

    8. By-Laws of the Corporation may be altered, amended, repealed or adopted by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as provided in the By-Laws of the Corporation; provided that any alteration, amendment or repeal of, or the adoption of any provision inconsistent with, By-Laws 8, 9, 10, 12 or 53, if by action of the stockholders, shall be only upon the affirmative vote of the stockholders entitled to cast three-fourths of the votes entitled to be cast.

    9. The affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast shall be required to adopt a plan of merger or consolidation.

    10. Actions by the stockholders may be taken without a meeting on written consent, setting forth the action so taken, but only if such consent is signed by the holders of all outstanding shares entitled to vote thereon.

    11. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any such process served upon him is One Commerce Plaza, Suite 2006A-20th Floor, Albany, New York 12260, Attention: Secretary.

    FOURTH. The foregoing Restated Certificate of Incorporation was authorized by the Board of Directors of the Corporation at a meeting of the Board of
Directors held on           , followed by the written consent of the sole
stockholder of the Corporation dated           .

    IN WITNESS WHEREOF, the undersigned have made, signed and acknowledged this
Restated Certificate of Incorporation this       day of       , 1998.

                                          NGE Resources, Inc.

                                          --------------------------------------

                                          [Name]

                                          [Title]

                                          [Address]

                                          --------------------------------------

                                          [Name]

                                          [Title]

                                          [Address]

STATE OF NEW YORK                                                              )

                                                                           :ss.:

COUNTY OF [Name]                                                               )

    On this    day of          , 1998, before me personally came       , to me
known, and known to me to be the person described in and who executed the foregoing Restated Certificate of Incorporation and he duly acknowledged to me that he executed the same.

                                          --------------------------------------

                                          NOTARY PUBLIC

STATE OF NEW YORK                                                              )

                                                                           :ss.:

COUNTY OF [Name]                                                               )

    On this    day of          , 1998, before me personally came       , to me
known, and known to me to be the person described in and who executed the foregoing Restated Certificate of Incorporation and he duly acknowledged to me that he executed the same.

                                          --------------------------------------

                                          NOTARY PUBLIC

                                   EXHIBIT C

                                                                           DRAFT

                              NGE RESOURCES, INC.

                            ------------------------

                                    BY-LAWS

                            ------------------------

                                    OFFICES

    1. The office shall be at the place specified in the Certificate of Incorporation, now County of Albany, State of New York.

    The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                      SEAL

    2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, NEW YORK". If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engravings, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.

                             STOCKHOLDERS' MEETINGS

    3. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other location in the State of New York as shall be stated in the notice of the meeting, except when otherwise expressly provided by statute. All meetings of stockholders shall be presided over by the Chairman or by the President or a Vice President except when by statute the election of a presiding officer is required.

    4. The annual meeting of stockholders shall be held at such date and time as shall be stated in the notice of the meeting at which the stockholders entitled to vote shall elect directors and transact such other business as may properly be brought before the meeting.

    5. The holders of a majority of the votes of shares entitled to vote thereat, without regard to class or series, present in person or by proxy, shall be requisite for, and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, the holders of a majority of such votes shall not be present or represented by proxy at any such meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power, by a majority vote of those votes present or represented, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the amount of votes requisite to constitute a quorum shall be present in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

    6. At each meeting of stockholders each holder of record of shares of capital stock then entitled to vote shall be entitled to vote in person, or by proxy appointed by such stockholder or by his duly authorized attorney; but no proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Except as otherwise provided by statute or by the Certificate of Incorporation each holder of record of shares of capital stock entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote. The vote for directors shall be by ballot.

    7. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

    8. Except as may be otherwise provided in the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this By-Law.

    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    9. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this By-Law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this By-Law.

    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this By-Law. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    10. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation may be called by the Chairman or by the President, and shall be called by the Chairman or the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meetings. No other person or persons may call or request special meetings of the stockholders.

    No business may be transacted at a special meeting of the stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or the Board of Directors or (b) otherwise properly brought before the special meeting by or at the direction of the Board of Directors.

    11. Notice of every meeting of stockholders, setting forth the time, place and purpose or purposes thereof, shall be mailed, not less than ten nor more than sixty days prior to such meetings to all stockholders (at their respective addresses appearing on the books of the Corporation unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request) entitled to vote at such meeting, of record as of a date fixed by the Board of Directors, not more than sixty days in advance of such meeting, for determining the stockholders entitled to notice of and to vote at such meeting, unless and except to the extent that such notice shall have been waived in writing either before or after the holding of such meeting by stockholders entitled to notice thereof and to vote thereat.

                                   DIRECTORS

    12. The property and business of the Corporation shall be managed under the direction of its Board of Directors. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders, or, if no such election shall be held, at a meeting called and held in accordance with the statutes of the State of New York. Each director shall be elected to hold office until the expiration of the term for which he is elected, and thereafter until a successor shall be elected and shall qualify.

    A majority of the entire Board of Directors, at any regular or special meeting, may fix the number of directors and, in the case of an increase in such number, shall thereupon elect the additional directors. No decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided by statute, at any meeting of the stockholders, the holders of a majority of the shares of common stock issued and outstanding, voting separately as a class, may remove at any time, for cause only, any director. Directors shall not be removed without cause by the stockholders, except in the case of a director elected by the holders of any class or series of stock (other than the common stock), now or hereafter authorized, voting separately as a class or series, when so entitled by the provisions of the Certificate of Incorporation applicable thereto.

    No director who shall have attained the age of 70 shall stand for re-election as a director.

    13. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. A director or officer of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or employee or any corporation of which any director or officer is a shareholder, director, officer or employee, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested or (2) by vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of capital stock of the Corporation having full voting power or by writing or writings signed by a majority of such holders; nor shall any director or officer be liable to account to the Corporation for any profits realized by and from or through any such transaction, or contract of this Corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or employee, or any corporation of which he is a shareholder, director, officer or employee was interested in such transaction or contract.

                             MEETINGS OF THE BOARD

    14. The first meeting of the Board of Directors held after the annual meeting of stockholders at which directors shall have been elected shall be held for the purpose of organization, the election of officers, and the transaction of any other business which may come before the meeting.

    15. Regular meetings of the Board may be held without notice, except as otherwise provided by these By-Laws, at such time and place as shall from time to time be designated by the Board.

    16. Special meetings of the Board may be called by the Chairman or by the President or a Vice President or any two directors and may be held at the time and place designated in the call and notice of the meeting. The Secretary or other officer performing his duties shall give notice either personally or by mail or telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present waive notice in writing either before or after the meeting.

    17. At all meetings of the Board one-third of the total number of directors shall be requisite for and shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

    18. Any regular or special meeting may be adjourned to any other time at the same or any other place by a majority of the directors present at the meeting, whether or not a quorum shall be present at such meeting, and no notice of the adjourned meeting shall be required other than announcement at the meeting.

                           COMPENSATION OF DIRECTORS

    19. Directors, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive cash compensation for their services as directors in such form and amounts, and at such times, as may be prescribed from time to time by the Board of Directors. All directors shall be reimbursed for their reasonable expenses, if any, for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from receiving non-cash compensation for serving as a director or from serving the Corporation in any other capacity and receiving compensation therefor.

    20. Members of the Executive Committee other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services on that committee in such form and amounts, and at such times, as may be prescribed from time to time by the Board of Directors.

    Members of special or standing committees, including the Executive Committee, shall be allowed such additional compensation and reimbursement for expenses as may be fixed by the Board of Directors.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

    21. The Board of Directors may by vote of a majority of the whole Board designate three or more of their number to constitute an Executive Committee to hold office for such period as the Board shall determine. The Chairman and the President shall each be a member of the Executive Committee. The Board of Directors may likewise designate one or more alternate members who shall serve on the Executive Committee in the absence or disqualification of any regular member or members of such Committee. When a regular or alternate member of the Executive Committee ceases to be a director he shall automatically cease to be such regular or alternate member of the Executive Committee. Such Executive Committee shall, between meetings of the Board, have all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the Business Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of the By-Laws, or the adoption of new By-Laws; or the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

    The Executive Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and shall be subject to revision or alteration by the Board, provided that no rights of third persons shall be affected by such revision or alteration. A majority of the Executive Committee shall constitute a quorum at any meeting. The act of a majority of the Executive Committee present at any meeting at which there is a quorum shall be the act of the Executive Committee. The Board of Directors may by vote of a majority thereof fill any vacancies in the Executive Committee. The Executive Committee may, from time to time, subject to the approval of the Board of Directors, prescribe rules and regulations for the calling and conduct of meetings of the Committee, and other matters relating to its procedure and the exercise of its powers.

    22. In addition to having the power to designate an Executive Committee, the Board of Directors may by vote of a majority of the whole Board designate other committees, whether special or standing, each to consist of three or more of their number, to hold office for such period as the Board shall determine. With respect to each such other committee, the Board of Directors may likewise designate one or more alternate members who shall serve in the absence or disqualification of any regular member or members of such other committee. When a regular or alternate member of such other committee ceases to be a director he shall automatically cease to be a regular or alternate member of such other committee. Each such other committee shall have authority only to the extent provided by the Board of Directors, except that no such other committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the Business Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of the By-Laws, or the adoption of new By-Laws; or the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. A majority of each such other committee shall constitute a quorum at any meeting thereof. The act of a majority of each such other committee present at any meeting thereof at which there is a quorum shall be the act of such other committee. The Board of Directors may by vote of a majority thereof fill any vacancies in each such other committee.

                  MEETINGS OF THE BOARD AND COMMITTEE THEREOF
                    BY CONFERENCE TELEPHONE OR SIMILAR MEANS

    23. Any one or more of the members of the Board of Directors, the Executive Committee or any special or standing committee of the Board of Directors may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                 ACTION BY BOARD OR COMMITTEE WITHOUT A MEETING

    24. If all members of the Board of Directors, the Executive Committee or any special or standing committee of the Board of Directors consent in writing to the adoption of a resolution authorizing action required or permitted to be taken by the Board or any committee, such action may be taken without a meeting. The resolution and the written consents thereto shall be filed with the minutes of the proceeding.

                                    OFFICERS

    25. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a Chairman, one or more Assistants to the Chairman, a President, one or more Assistants to the President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time choose and appoint.

    26. The Board of Directors, at its first meeting after the election of directors by the stockholders, shall choose a Chairman and a President from among their own number, and a Secretary, and may choose a Treasurer and a Controller, and such Assistants to the Chairman, Assistants to the President, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it shall deem necessary, none of whom need be members of the Board.

    27. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    28. The salary or other compensation of the officers of the Corporation shall be fixed by the Board of Directors. The salary or other compensation of all other employees shall, in the absence of any action by the Board be fixed by the Chairman or the President or by such other officers or executives as shall be designated by the Chairman or the President.

    29. The officers of the Corporation shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until their successors are chosen and qualify in their stead. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any other employee or agent of the Corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors or, in the absence of any action by the Board, by the Chairman or the President or by such other officers or executives as shall have been designated by the Chairman or the President.

                                    CHAIRMAN

    30. The Chairman shall be the chief executive officer of the Corporation and shall, when present, preside at all meetings of the Board of Directors and of the stockholders, except as otherwise by law provided. He may sign in the name of and on behalf of the Corporation, certificates of stock, notes, and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. He shall be a member of the Executive Committee and of all standing committees except the Executive Compensation and Succession Committee, the Audit Committee and the Nominating Committee. He shall also generally have the powers and perform the duties which appertain to the office.

    The Assistants to the Chairman shall assist the Chairman in the performance of his duties and exercise and perform such other powers and duties as may be conferred or required by the Board.

                                   PRESIDENT

    31. The President shall, when present in the absence of the Chairman, preside at all meetings of the Board of Directors and of the stockholders, except as otherwise by law provided. He may sign in the name of and on behalf of the Corporation, certificates of stock, notes, and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. He shall be a member of the Executive Committee and of all standing committees except the Executive Compensation and Succession Committee, the Audit Committee and the Nominating Committee. He shall also generally have the powers and perform the duties which appertain to the office.

    The Assistants to the President shall assist the President in the performance of his duties and exercise and perform such other powers and duties as may be conferred or required by the Board.

                                 VICE PRESIDENT

    32. A Vice President may sign, in the name of and on behalf of the Corporation, certificates of stock, notes and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business, and shall perform such other duties as the Board of Directors may prescribe.

    If there be more than one Vice President, the Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the Chairman and the President, and may designate one or more Vice Presidents as Senior Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the Chairman and the President and the Executive Vice Presidents. A Vice President who has not been designated as Executive Vice President or as Senior Vice President shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the Chairman and the President, and the Executive Vice Presidents and the Senior Vice Presidents.

    The Assistant Vice Presidents shall assist the Vice Presidents in the performance of their duties and exercise and perform such other powers and duties as may be conferred or required by the Board.

                                   SECRETARY

    33. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the Corporation and shall be restored to the Corporation in case of his death, resignation, retirement or removal from office.

    He shall be the custodian of the seal of the Corporation and, when authorized by the Board of Directors or by the Chairman, the President or a Vice President, shall affix the seal to all instruments requiring it and shall attest the seal and/or the execution of such instruments, as required. He shall have control of the stock ledger, stock certificate book and minute books of the Corporation and its committees, and other formal records and documents relating to the corporate affairs of the Corporation.

    The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

                                   TREASURER

    34. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

    (b) He shall disburse the funds of the Corporation in such manner as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

    (c) He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

                                   CONTROLLER

    35. The Controller of the Corporation shall have full control of all the books of account of the Corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses and shall keep all accounting records of the Corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money and securities of the Corporation, which shall be kept by the Treasurer, and shall also make reports to the directors and others of or relating to the financial condition of the Corporation.

    The Assistant Controller or Assistant Controllers shall assist the Controller in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.

                                   VACANCIES

    36. If the office of any director becomes vacant by reason of death, resignation, removal or disability, or any other cause, the directors then in office, except as otherwise provided in the Certificate of Incorporation, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office until the next annual meeting of stockholders, and thereafter until a successor or successors shall be elected and shall qualify. If the office of any officer of the Corporation shall become vacant for any reason, the Board, by a majority vote of those present at any meeting at which a quorum is present, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                  RESIGNATIONS

    37. Any officer or any director of the Corporation may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time.

                      DUTIES OF OFFICERS MAY BE DELEGATED

    38. In case of the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director, provided a majority of the entire Board concur therein.

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    39. The Corporation shall fully indemnify to the extent not prohibited by law any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative, legislative or other proceeding, and including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that he, his testator or intestate, (i) is or was a director, officer, or employee of the Corporation or
(ii) is or was serving at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or any appeal therein, except as provided in the next paragraph.

    No indemnification shall be made to or on behalf of any director, officer, or employee if a judgment or other final adjudication adverse to the director, officer, or employee establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Except in the case of an action or proceeding against a director, officer, or employee specifically approved by the Board of Directors, the Corporation shall pay expenses incurred by or on behalf of such a person in defending such a civil or criminal action or proceeding (including appeals) in advance of the final disposition of such action or proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for such expenses.

    The rights to indemnification and advancement of defense expenses granted by or pursuant to this By-Law (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any director, officer, or employee who serves in such capacity at any time while this By-Law is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this By-Law and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this By-Law to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by an express provision of a by-law, and the indemnification required by this By-Law shall not be limited by the absence of an express recital of such circumstances.

    The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, or employee of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.

                          STOCK OF OTHER CORPORATIONS

    40. The Board of Directors shall have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chairman or the President in person or by proxy appointed by him on behalf of the Corporation.

                             CERTIFICATES OF STOCK

    41. Stock of the Corporation may be in certificated or uncertificated form. Stock of the Corporation represented by certificates shall be numbered and shall be entered in the books of the Corporation as the certificates are issued. The certificates shall exhibit the holder's name and number of shares and shall be signed by the Chairman, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto. Where any such certificates of stock are signed by a transfer agent and by a registrar, the signatures of the Chairman, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary upon any such certificates, if authorized by the Board of Directors, may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

    In case any officer who has signed, or whose facsimile signature has been affixed to, any such certificate shall cease to be such officer before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature has been affixed thereto, had not ceased to be such officer of the Corporation.

    To the extent permitted by law, some or all of any or all classes and series of stock of the Corporation may be uncertificated stock, provided that no stock represented by a certificate shall be registered on the books of the Corporation as uncertificated stock until such certificate is surrendered to the Corporation.

                               TRANSFERS OF STOCK

    42. Transfers of certificated stock shall be made on the books of the Corporation only upon the request of the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

    Transfers of uncertificated stock shall be made on the books of the Corporation only upon the request of the holder of record of such uncertificated stock or by attorney, lawfully constituted in writing, and upon receipt by the Corporation of a written instruction signed by the holder of record of such uncertificated stock or by such attorney requesting that the transfer of such uncertificated stock be registered on the books of the Corporation.

                             FIXING OF RECORD DATE

    43. The Board of Directors is hereby authorized to fix a day and hour not exceeding sixty (60) days (and in the case of a meeting not less than ten (10) days) preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or for the delivery of evidences of rights, as a record time for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or rights, as the case may be; and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting, and only stockholders of record at any time so fixed shall be entitled to receive any such dividend or rights; and the stock transfer books shall not be closed during any such period.

                            REGISTERED STOCKHOLDERS

    44. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of New York.

                               LOST CERTIFICATES

    45. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, a bond of indemnity in such form and amount and with such surety or sureties, or without surety, as the Board of Directors shall determine, and may also require the advertisement of such loss in such manner as the Board may prescribe.

                              INSPECTION OF BOOKS

    46. The Board of Directors shall have power to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the books required by statute to be open to the inspection of stockholders), or any of them, shall be open to the inspection of stockholders, and no stockholders shall have any right to inspect any account or book or document of the Corporation, except as such right may be conferred by the statutes of the State of New York or by resolution of the directors or of the stockholders.

                   CHECKS, NOTES, BONDS AND OTHER INSTRUMENTS

    47. All checks or demands for money and notes of the Corporation shall be signed by such person or persons (who may but need not be an officer or officers of the Corporation) as may be authorized by these By-Laws or as the Board of Directors may from time to time designate, either directly or through such officers of the Corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons. If authorized by the Board of Directors, the signatures of such persons, or any of them, upon any checks for the payment of money may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such persons had actually signed the same.

    All bonds, mortgages and other instruments requiring a seal shall be executed on behalf of the Corporation by the Chairman or the President or a Vice President, and the seal of the Corporation shall be thereunto affixed by the Secretary or an Assistant Secretary who shall, when required, attest the seal and/ or the execution of said instruments. If authorized by the Board of Directors, the signatures of the Chairman or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer upon any engraved, lithographed or printed bonds, debentures, notes or other instruments may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

    In case any officer who has signed any such bonds, debentures, notes or other instruments shall cease to be such officer before such bonds, debentures, notes or other instruments shall have been delivered by the Corporation, such bonds, debentures, notes or other instruments may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed the same had not ceased to be such officer of the Corporation.

                            RECEIPTS FOR SECURITIES

    48. All receipts for stocks, bonds or other securities received by the Corporation shall be signed by the Treasurer or an Assistant Treasurer or by such other person or persons as the Board of Directors or Executive Committee shall designate.

                                  FISCAL YEAR

    49. The fiscal year shall begin the first day of January in each year.

                          DIRECTORS' ANNUAL STATEMENT

    50. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                    NOTICES

    51. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute, maintained by the Post Office Department, in a postpaid sealed wrapper, addressed to such stockholder, officer or director, at his address as the same appears on the books of the Corporation.

    A stockholder, director or officer may waive in writing any notice required to be given to him under these By-Laws.

                                   INSPECTORS

    52. Preceding each meeting of the stockholders, the Board of Directors shall appoint two inspectors to act at such meeting or any adjournment or adjournments thereof as inspectors. In the event that such inspectors shall not be so appointed, or if any inspector shall refuse to serve, or neglect to attend the meeting or his office become vacant, the person presiding at the meeting shall appoint an inspector in his place. The inspectors appointed to act at any meeting of the stockholders shall, before entering upon the discharge of their duties, be sworn to faithfully execute the duties of inspector at such meeting with strict impartiality, and according to the best of their ability, and the oaths so taken shall be subscribed by them and delivered to the Secretary of the meeting with a certificate of the result of the vote taken thereat.

                                   AMENDMENTS

    53. These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the affirmative vote of the stockholders entitled to cast a majority of the votes entitled to be cast, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as provided above; provided that any alteration, amendment or repeal of, or the adoption of any provision inconsistent with, By-Laws 8, 9, 10, 12 or 53, if by action of the stockholders, shall be only upon the affirmative vote of the stockholders entitled to cast three-fourths of the votes entitled to be cast.

                                   EXHIBIT D

SECTION 910.RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE

    (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

        (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in subparagraphs (A), (B) and (C).

           (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available;

               (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); and

               (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

           (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

           (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange.

        (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

                                   EXHIBIT E

SECTION 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

    (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

    (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

    (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

    (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

    (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

    (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer or a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

    (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

    (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

        (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

        (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

        (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

        (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

        (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

        (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

        (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

        (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

    (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

    (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

        (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

        (2) Retain his status as a claimant against the corporation, and if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

        (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restriction of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

    (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

    (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

    (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him against amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him in defending such action if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant.

    Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

    The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

    The By-Laws of the Registrant provide that to the extent not prohibited by law, the Registrant shall indemnify each person made, or threatened to be made, a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, (i) is or was a director or officer of the Registrant or (ii) is or was serving any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Registrant.

    The By-Laws of the Registrant also provide, among other things, that:

    (1) no indemnification shall be made to or on behalf of any director or officer, if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled;

    (2) the rights to indemnification and advancement of defense expenses granted by or pursuant to the By-Laws shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement; and

    (3) the Registrant may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director or officer of the Registrant, or who is serving, or is about to serve, at the request of the Registrant, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.

    The Registrant has insurance policies indemnifying its directors and officers against certain obligations that may be incurred by them, subject to certain retention and co-insurance provisions.

ITEM 21. LIST OF EXHIBITS.

    See Exhibit Index.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10 (b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Binghamton, State of New York, on the 15th day of October, 1997.

                                NGE RESOURCES, INC.
                                (Registrant)

                                By            /s/ WESLEY W. VON SCHACK
                                     -----------------------------------------
                                                Wesley W. von Schack
                                                      Chairman

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.W. von Schack, S.J. Rafferty, D.W. Farley, and
L. Blum, Esq., and each of them (with full power to act without the others or any of them) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of October, 1997.

          SIGNATURE                       TITLE
------------------------------  --------------------------

Principal Executive, Financial
and
Accounting Officer:

   /s/ WESLEY W. VON SCHACK     Chairman and Director
------------------------------
     Wesley W. von Schack

Directors:

     /s/ RICHARD AURELIO        Director
------------------------------
       Richard Aurelio

     /s/ LOIS B. DEFLEUR        Director
------------------------------
       Lois B. DeFleur

      /s/ WALTER G. RICH        Director
------------------------------
        Walter G. Rich

                                 EXHIBIT INDEX

 EXHIBIT NO.                                                                         METHOD OF FILING
-------------                                                          --------------------------------------------

        2.1    Agreement and Plan of Share Exchange..................  Included as Exhibit A to the Proxy State-
                                                                       ment and Prospectus.

        3.1    Form of Restated Certificate of Incorporation of
               HoldCo to be in effect at Effective Time of Share
               Exchange..............................................  Included as Exhibit B to the Proxy State-
                                                                       ment and Prospectus.

        3.2    Form of By-Laws of HoldCo to be in effect at Effective
               Time of Share Exchange................................  Included as Exhibit C to the Proxy State-
                                                                       ment and Prospectus.

        5.1    Opinion of Huber Lawrence & Abell with respect to the
               legality of the securities registered hereunder.......  To be filed by amendment.

        8.1    Tax Opinion of Huber Lawrence & Abell.................  To be filed by amendment.

       23.1    Consent of Counsel....................................  Included in opinions filed as Exhibit Nos.
                                                                       5.1 and 8.1.

       23.2    Consent of Coopers & Lybrand L.L.P....................  Filed herewith.

       24.1    Power of Attorney of Directors and Officers...........  Incorporated into signature page II-3 of this Form S-4.

       24.2    Power of Attorney of HoldCo...........................  Filed herewith.

       99.1    Form of Proxy.........................................  Filed herewith.

       99.2    Agreement Concerning the Competitive Rate and
               Restructuring Plan of New York State Electric & Gas
               Corporation...........................................  Filed herewith